Exhibit 6.1

 WZ FRANCHISE, LLC
FRANCHISE AGREEMENT—SUMMARY PAGES

Effective Date
Franchisor	WZ FRANCHISE, LLC, a Georgia limited liability company
Address for Notice:	6056 S. Durango Drive Las Vegas, NV 89113
Telephone Number:	(702) 736-3878
Facsimile Number:	(702) 736-9878
Email:	wingzonefranchise@capriottis.com
Franchisee:	FUTURE LABS IX, INC.
Type of Entity:	☐ Individual ☐ General Partnership ☒ Corporation ☐ LLC ☐ Limited Partnership
Address for Notice:	C/O Wavemaker Labs
1661 East Franklin
El Segundo, CA 90245

Telephone:
Facsimile Number:
Mobile Telephone:
Email:
Franchisee’s Principals:	The following is a list of all shareholders, partners, members or other investors owning a direct or indirect interest in Franchisee and a description of the nature of their interest.

NAME	OWNERSHIP INTEREST IN FRANCHISEE	NATURE OF INTEREST
Kevin Morris
Buck Jordan

Franchisee’s Managing Owner is _____________________. His or her contact information for notice is ______________________________________.

The following is a list of all Franchisee’s Principals, as defined and designated according to Section 17 of the Franchise Agreement, each of whom shall (unless executing the Franchisee Guaranty Agreement) execute the Restrictive Covenant as to Franchisee or Shareholder/Member/Partner of Franchisee substantially of the form set forth at Exhibit C to the Franchise Agreement.

(TBD)

WING ZONE FA (FINAL 2021)
FUTURE LABS IX, INC.

EAST

Location:	TBD
Opening Date:	TBD
Initial Franchise Fee:	$25,500 (15% Military Discount)
Development Fee:	$6,000
Royalty Fee:	6 % of Gross Sales

By signing below each of the parties attests to the accuracy of the information contained in these Summary Pages and agrees to and intends to be legally bound by the terms and conditions of the WING ZONE Franchise Agreement attached to these Summary Pages, effective on the Effective Date set forth above.

FRANCHISOR: WZ FRANCHISE, LLC, a Georgia limited liability company	FRANCHISEE: FUTURE LABS IX, INC. a California corporation
By:	By:
Name: David Bloom	Name: Buck Jordan
Title: COO & CDO	Title: CEO

WING ZONE FA (FINAL 2021)
FUTURE LABS IX, INC.

EAST

FRANCHISE AGREEMENT

by and between

WZ FRANCHISE, LLC

and

FUTURE LABS IX, INC.

for a

WING ZONE RESTAURANT

TBD

WING ZONE FA (FINAL 2021)
FUTURE LABS IX, INC.

EAST

Table of Contents

Page

1.	Grant of Franchise	1
2.	Term	2
3.	Location; No Protected Territory	3
4.	Franchise Fee and Royalties	4
5.	Trademarks, Trade Names, and Trade Secrets	6
6.	Restrictive Covenant	8
7.	Obligations of Franchisor	10
8.	Obligations of Franchisee	11
9.	Examination of Financial and Business Records	22
10.	Termination	23
11.	Rights Upon Termination or Expiration	26
12.	Transfer Process	28
13.	Transfers to Franchisee’s Family Upon Death	34
14.	Franchisor’s Right of First Refusal	34
15.	Assumption of Management	35
16.	Determination of Fair Market Value	36
17.	Franchisee Information	36
18.	Damages for Breach	36
19.	Entire Agreement	37
20.	Severability	37
21.	Governing Law	37
22.	Survival	37
23.	Legal Counsel	37
24.	Cooperation	37
25.	Waiver of Obligations and Force Majeure	37
26.	Arbitration of Disputes	38
27.	Consent to Jurisdiction	39
28.	Limitations on Recovery	39
29.	Indemnification	39
30.	Set-off Rights	40
31.	Notices	40
32.	Independent Contractors	41
33.	Franchisee Representations	41

Exhibits

A.            Site Selection Addendum

B.            Franchise Guaranty Agreement

C.            Spousal Consent

WING ZONE FA (FINAL 2021)
FUTURE LABS IX, INC.

EAST

FRANCHISE AGREEMENT

This Franchise Agreement (“this Agreement”) made this date ___________, by and between WZ FRANCHISE, LLC, a Georgia limited liability company, having its principal place of business at 6056 South Durango Drive, Suite 100, Las Vegas, Nevada 89113 (“Franchisor”), and FUTURE LABS IX, INC., as a California corporation, having its principal place of business at C/O WAVEMAKER LABS, 1661 EAST FRANKLIN AVE, EL SEGUNDO, CA 90245(“Franchisee”).

WITNESSETH:

WHEREAS, Franchisor and its affiliates are the owners of the trademark, service mark, and logo “WING ZONE,” which mark is registered with the USPTO under Registration Numbers 2,156,732, 2,702,061, and 3,937,385, and any other trademarks Franchisor and its affiliates may develop (collectively, the “Marks”) and trade secrets, recipes and know-how for use in connection with the unique process and system for the preparation and sale of all of their food products (the “System”), together with all of the goodwill connected therewith; and

WHEREAS, Franchisee hereby acknowledges the requirement of appropriate safeguards for the maintenance and future promotion of the System by reason of its high standards of quality and service, and the fact that Franchisor and its affiliates have created over a period of years a superior reputation, name, identification and consumer demand for their products; and

WHEREAS, Franchisee hereby acknowledges and agrees to the exclusive right of Franchisor and its affiliates in and to the System as it is presently developed, or as the same may be improved upon during the term of this Agreement, including trade secrets, recipes, designs, trademarks, trade names, logos, signs and slogans presently in use and/or developed after the date of this Agreement, all of which may be used by Franchisee only based on the terms of this Agreement; and

WHEREAS, Franchisee desires, upon the terms and conditions of this Agreement, to obtain and enter into the business of operating a restaurant utilizing the System at and from the location agreed upon in this Agreement, under the name “WING ZONE,” subject to the training of Franchisor and in accordance with the standards of Franchisor presently in existence and/or as changed or modified at any time after the date of this Agreement.

NOW, THEREFORE, IN CONSIDERATION OF the foregoing, the mutual agreements contained in this Agreement, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties, the parties hereby agree as follows:

1.            Grant of Franchise. Franchisor hereby grants Franchisee during the term of this Agreement a non-assignable, non-exclusive right to use the Marks as designated and authorized by Franchisor, and the System, in the operation of a restaurant selling chicken wings, boneless wings, chicken sandwiches, chicken tenders, related food products, beverage products, and ancillary merchandise (the “Franchised Restaurant”). The Franchised Restaurant shall be limited to the designated location being specifically set forth in Section 3 of this Agreement or on the Site Selection Addendum (Exhibit A). Franchisee is hereby also granted the right to use the system of operation and method of doing business conceived and designated by Franchisor and its affiliates, and to buy supplies and products and to sell those items and products specified by Franchisor according to the procedures, system and methods defined in this Agreement and the WING ZONE Confidential Operations Manual (the “Manual”).

INITIALS: ______: ______

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FUTURE LABS IX, INC.

EAST

2.            Term. This Agreement shall be effective for a period of ten (10) years from the date of this Agreement (the “Initial Term”). Franchisee agrees to operate the Franchised Restaurant in compliance with this Agreement for the entire Initial Term unless this Agreement is properly terminated under Section 10.

When this Agreement expires (unless it is terminated sooner), Franchisee will have the right to acquire a successor franchise to continue operating the Franchised Restaurant as a WING ZONE Restaurant for ten (10) years under Franchisor’s then-current form of franchise agreement, but only if Franchisee:

(i)	Has requested in writing a business review at least six (6) months, but not more than nine (9) months, before the end of this Agreement’s term and then formally notifies Franchisor of its desire to acquire a successor franchise no less than three (3) months before the end of this Agreement’s term;

(ii)	Has substantially complied with all of Franchisee’s obligations under this Agreement and all other agreements with Franchisor or its affiliates related to the Franchised Restaurant, as noted in the business review Franchisor conducts;

(iii)	Continues complying substantially with all of its obligations under this Agreement and all other agreements with Franchisor and its affiliates related to the Franchised Restaurant between the time Franchisee formally notifies Franchisor of its desire to acquire a successor franchise and the end of this Agreement’s term; and

(iv)	At Franchisor’s option, has either (a) remodeled, upgraded, and re-equipped the Franchised Restaurant and otherwise brought the Franchised Restaurant into full compliance with then-applicable specifications and standards for new WING ZONE Restaurants before this Agreement expires (regardless of cost), or (b) agreed to relocate the Franchised Restaurant to a substitute site Franchisor has accepted and constructs and develops a new WING ZONE Restaurant at that site.

To acquire a successor franchise, Franchisee and its owners must (1) sign Franchisor’s then-current form of franchise agreement (and related documents), which may contain terms and conditions differing materially from any and all of those in this Agreement, including higher Royalty Fees, Marketing Fund contributions, and Tech Fees (described in Section 8.18 below), and will be modified to reflect that it is for a successor franchise; (ii) pay Franchisor a successor-franchise fee equal to Ten Thousand Dollars ($10,000); and (iii) sign a general release in the form Franchisor specifies as to any and all claims against Franchisor, its affiliates, and their respective owners, officers, directors, employees, agents, representatives, successors, and assigns. If Franchisee fails to sign and return the documents referenced above, together with the successor-franchise fee, within thirty (30) days after Franchisor delivers them to Franchisee, that will be deemed Franchisee’s election not to acquire a successor franchise. If Franchisee (and each of its owners) is not, both on the date Franchisee gives Franchisor written notice of Franchisee’s election to acquire a successor franchise (at or after the business review) and on the date on which this Agreement expires, in substantial compliance with this Agreement and all other agreements with Franchisor or its affiliates related to the Franchised Restaurant, Franchisee acknowledges that Franchisor need not grant Franchisee a successor franchise, whether or not Franchisor had, or chose to exercise, the right to terminate this Agreement during the Initial Term.

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3.            Location; No Protected Territory.

3.1            The street address of the location of the Franchised Restaurant accepted in this Agreement is as referenced on the Franchise Agreement Summary Pages or the location designated in the Site Selection Addendum signed by the parties subsequent to the execution of this Agreement (the “Accepted Location”). The Franchisee shall operate the Franchised Restaurant under the terms of this Agreement at the Accepted Location and at no other location without prior written consent of Franchisor. Franchisee may not conduct any other business at or from the Accepted Location. Franchisee may not relocate the Franchised Restaurant to a new site without Franchisor’s prior written consent, which Franchisor may grant or deny as it deems best. Franchisor may condition relocation approval on (a) the new site and its lease being acceptable to Franchisor, (b) Franchisee paying Franchisor a reasonable relocation fee, (c) Franchisee reimbursing any costs Franchisor incurs during the relocation process, (d) Franchisee confirming that this Agreement remains in effect and governs the Franchised Restaurant’s operation at the new site with no change in the franchise term or, at Franchisor’s option, Franchisee signing Franchisor’s then-current form of franchise agreement to govern the Franchised Restaurant’s operation at the new site for a new franchise term, (e) Franchisee signing a general release, in a form satisfactory to Franchisor, of any and all claims against Franchisor and its owners, affiliates, officers, directors, employees, and agents, (f) Franchisee continuing to operate the Franchised Restaurant at its original site until Franchisor authorizes its closure, and (g) Franchisee taking, within the timeframe Franchisor specifies and at Franchisee’s own expense, all action Franchisor requires to de-brand and de-identify the Franchised Restaurant’s former premises so that it no longer is associated in any manner (in Franchisor’s opinion) with the System.

3.2            Franchisee acknowledges that the franchise is nonexclusive, Franchisee has no territorial protection whatsoever, and Franchisor and its affiliates retain all rights with respect to WING ZONE Restaurants, the Marks, the offer and sale of products and services that are similar to, competitive with, or dissimilar from the products and services the Franchised Restaurant offers and sells, and any other activities they deem appropriate, whenever and wherever Franchisor and its affiliates desire, without regard to the competitive impact on the Franchised Restaurant. Franchisor and Franchisee agree that Franchisor’s and its affiliates’ rights will be as broad as possible. Specifically, but without limitation, Franchisor and its affiliates reserve the following rights:

(a)            to own and operate, and to allow other franchisees and licensees to own and operate, WING ZONE Restaurants at any physical locations (other than at the Franchised Restaurant’s specific premises), in any geographic markets, and on any terms and conditions Franchisor and its affiliates deem appropriate;

(b)            to offer and sell and to allow others (including franchisees, licensees, and other distributors) to offer and sell, on any terms and conditions Franchisor and its affiliates deem appropriate, products and services that are identical or similar to and/or competitive with those offered and sold by WING ZONE Restaurants, whether such products and services are identified by the Marks or other trademarks or service marks, through any advertising media, distribution channels (including the Internet), and shipping and delivery methods and to any customer, no matter where located;

(c)            to establish and operate, and to allow others (including franchisees and licensees) to establish and operate, anywhere any business (whether operated at a set physical location or through trucks, vans, and other mobile methods) offering identical, similar, and/or competitive products and services under trademarks and service marks other than the Marks;

INITIALS: ______: ______

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(d)            to acquire the assets or ownership interests of one or more businesses offering and selling products and services similar to those offered and sold at WING ZONE Restaurants (even if such a business operates, franchises, or licenses a Competitive Business (defined in Section 6 below)), and operate, franchise, license, or create similar arrangements for those businesses once acquired, wherever those businesses (or the franchisees or licensees of those businesses) are located or operating;

(e)            to be acquired (whether through acquisition of assets, ownership interests, or otherwise, regardless of the transaction form) by a business offering and selling products and services similar to those offered and sold at WING ZONE Restaurants, or by another business, even if such business operates, franchises, or licenses a Competitive Business; and

(f)            to engage in all other activities this Agreement does not expressly prohibit.

Franchisor has no express obligation or implied duty to insulate or protect Franchisee from or against erosion in its revenues or market share as the result of the Franchised Restaurant’s competing with other foodservice businesses, non-traditional locations, or in the ways and to the extent this Section provides or contemplates. Franchisee waives any right to assert any claim against Franchisor based on the existence, actual or arguable, of any such obligation or duty. Franchisor is not required to pay Franchisee if Franchisor or its affiliates exercise any of the rights specified above.

3.3            Franchisor requires Franchisee to make food deliveries and/or utilize delivery services approved by Franchisor from the Franchised Restaurant located at the Accepted Location. Franchisee must comply with the procedures outlined in the Manual, which Franchisor may update from time to time.

4.            Franchise Fee and Royalties. In consideration of the rights granted within this Agreement, Franchisee shall provide to Franchisor the following:

4.1            A one-time nonrefundable franchisee fee of _____________________ dollars ($_________) (the “Initial Franchise Fee”) to be paid simultaneously with the execution of this Agreement. If this is a renewal franchise agreement, the renewal fee specified in Franchisee’s expired Franchise Agreement shall be paid in lieu of the Initial Franchise Fee.

4.2            A royalty equal to ___ percent (__%) of Franchisee’s total Gross Sales (“Royalty Fee”). The payment shall be due weekly on Wednesday (“Due Date”) on account of the Gross Sales for the seven (7) days ending on the preceding Monday. Upon thirty (30) days’ written notice, Franchisor can commence calculating the Royalty Fee bi-weekly as of the fifteenth (15th) and the last day of each calendar month, in which event the Due Date for the Royalty Fee shall be the fifth (5th) day after the end of the bi-weekly period. In the event Franchisee’s restaurant is closed without Franchisor’s approval for one (1) or more days (“Unauthorized Closure”), in addition to the Royalty Fee due from operations, Franchisee shall remit a Royalty Fee equal to the product of the average Royalty Fee for the sixty (60) days immediately preceding the date the Unapproved Closure occurred multiplied by the number of days of the Unauthorized Closure. In this event, the aforementioned Due Date shall be on the fifth (5th) day after the end of each reporting period.

On each Due Date, Franchisor will transfer from Franchisee’s bank operating account (“Account”) the amount reported to Franchisor in Franchisee’s sales report or determined by Franchisor by the records obtained by Franchisor through Franchisee’s point-of-sale system and Franchisor’s approved software. Franchisor shall have the right to obtain directly from Franchisee’s point-of-sale system or other software all information contained within this Agreement and compile a Royalty Fee report by accessing this information (“POS Data”). All POS Data must be submitted and/or accessible by the Due Date. If Franchisee has not reported Gross Sales to Franchisor for any fiscal period and Franchisor is not using POS Data to determine the amount due, Franchisor will transfer from the Account an amount calculated in accordance with its estimate of the Gross Sales during the fiscal period. If, at any time, Franchisor determines that Franchisee has underreported its Gross Sales, or underpaid the Royalty Fee or other amounts due to Franchisor under this Agreement, or any other agreement, Franchisor may initiate an immediate transfer from the Account in the appropriate amount in accordance with the foregoing procedure, including administrative fee and interest as provided in this Agreement. Any overpayment will be credited to the Account effective as of the first reporting date after Franchisor and Franchisee determine that this credit is due.

INITIALS: ______: ______

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FUTURE LABS IX, INC.

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In connection with payment of the Royalty Fee and other amounts by electronic funds transfer, Franchisee shall: (1) comply with procedures specified by Franchisor in the Manual; (2) perform those acts and sign and deliver those documents as may be necessary to accomplish payment by electronic funds transfer as described in this Section; (3) give Franchisor an authorization in the form designated by Franchisor to initiate debit entries and/or credit correction entries to the Account for payments of the Royalty Fee and other amounts payable under this Agreement, including any administrative fee and interest charges; and (4) make sufficient funds available in the Account for withdrawal by electronic funds transfer no later than the Due Date for payment thereof.

Failure by Franchisee to have sufficient funds in the Account shall constitute a default of this Agreement and may subject this Agreement to termination for cause as described within this Agreement. Franchisee shall not be entitled to set off, deduct or otherwise withhold any Royalty Fees, advertising contributions, Tech Fees, interest charges or any other monies payable by Franchisee under this Agreement on grounds of any alleged non-performance by Franchisor of any of its obligations or for any other reason. For purposes of this payment, “Gross Sales” shall mean the total of all revenue derived by Franchisee from operation of the Franchised Restaurant whether from sales for cash or credit, and irrespective of the collection thereof, including sales of both merchandise, products and services, exclusive of the following: sales tax if paid to the appropriate government authorities; proceeds from the sale of equipment not in the ordinary course of business; Franchisor pre-approved in writing promotional discounts provided physical evidence of the promotion (coupon) is retained; and food purchased by employees for their own consumption as outlined in the Manual.

Royalty Fees received by Franchisor based on this Section shall not be deemed trust funds, nor shall Franchisor be required to segregate these funds in any way. Royalty Fees shall be deemed general funds of Franchisor for all purposes and shall be non-refundable to Franchisee.

If Franchisee’s Royalty Fee specified at the beginning of this Section 4.2 is six percent (6%) of Franchisee’s total Gross Sales but Franchisee (or its affiliate) fails to comply with its development obligations under its Area Development Agreement with Franchisor, Franchisor may immediately increase the Royalty Fee to seven percent (7%) of Franchisee’s total Gross Sales, as provided in Section 2 of the Area Development Agreement.

4.3            Franchisee agrees to furnish Franchisor with monthly financial statements in the required format by the twenty-fifth (25th) of each month.

INITIALS: ______: ______

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4.4            Franchisee agrees to furnish Franchisor with yearly tax returns for the Franchised Restaurant the earlier of the twenty-fifth (25th) of April, or thirty (30) days after the filing of said return with the applicable state and federal tax authorities.

4.5            Franchisee agrees to use Franchisor’s chart of accounts in operating the Franchised Restaurant to facilitate consistent reporting to and the maintenance of uniform records for Franchisor.

4.6            If Franchisee fails to timely deliver any financial report required under this Agreement twice in any twenty-four (24) month period, Franchisor shall have the right to retain a bookkeeper to correct and maintain Franchisee’s business records until Franchisor is confident Franchisee’s financial reports accurately reflect the condition of the business. Franchisee shall reimburse Franchisor for these bookkeeping services at the rate of the greater of one hundred dollars ($100.00) an hour or the actual out-of-pocket costs incurred by Franchisor. Franchisee agrees to fully cooperate with Franchisor and agrees to provide all requested information to Franchisor’s bookkeeper.

4.7            In addition to Franchisor’s other remedies, including, without limitation, the right to terminate this Agreement, if Franchisee fails to pay (or make available for withdrawal from its account) when due any amounts that Franchisee owes Franchisor or its affiliates relating to this Agreement or the Franchised Restaurant, those amounts will bear interest, accruing as of their original due dates, at one-and-one-half percent (1.5%) per month or the highest commercial contract interest rate the law allows, whichever is less. In addition, Franchisee must pay Franchisor a Two-Hundred-Fifty Dollar ($250) administrative fee for each payment not made to Franchisor or its affiliate when due (or for each dishonored payment) to cover the increased costs and expenses incurred due to Franchisee’s failure to pay the amounts when due.

5.            Trademarks, Trade Names, and Trade Secrets. Franchisee acknowledges that Franchisee is required, if possible, to prevent those persons or parties associated with or employed by it from the unauthorized use of the Marks and also to maintain and control the quality of products sold through the use of those Marks.

Franchisee therefore covenants and agrees to perform and abide by the following provisions:

5.1            Franchisee shall not use the Marks or any stylistic or colorable variation thereof as: (i) part of a trademark, service mark or trade name of any corporation, partnership, proprietorship or other business entity in which Franchisee owns or holds any interest; or as (ii) the trademark, trade name or assumed name of any business entity except in connection with the terms of this Agreement and the Franchised Restaurant. Specifically, and without limitation, Franchisee may not use the name “WING ZONE” in the name of any corporation, partnership, proprietorship or other business entity in which Franchisee owns or holds any interest.

5.2            Franchisee shall not use any of the Marks in connection with any advertising, promotion, sale or distribution of any item or other product not included on Franchisor’s approved list or for any service not offered by Franchisor without Franchisor’s prior written consent.

5.3            Franchisee shall not use or allow the use of Franchisor’s Marks in or on any promotional material, advertisement, display, business forms or other printed material without affixing the Marks to these materials in the manner required by Franchisor. All advertising and promotions must conform to the standards and requirements specified by Franchisor. Franchisee must submit to Franchisor, in the manner Franchisor specifies, for prior written approval, samples of all advertising and promotional plans and materials to be used by Franchisee in the Franchised Restaurant and none of these materials may be used without the express prior written consent of Franchisor.

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5.4            Franchisee shall use the Marks in the precise form prescribed by Franchisor and shall observe all directions from Franchisor regarding the presentation of the Marks and the manner of their display and use. All paper goods, advertising and promotional materials that have not been furnished by Franchisor shall be submitted by Franchisee to Franchisor for approval before use by Franchisee in the Franchised Restaurant. Franchisor’s approval shall not be unreasonably withheld or delayed for more than thirty (30) days after receipt of the proposed advertising material. If Franchisor fails to respond within thirty (30) days, the approval request shall be deemed denied.

5.5            Franchisee shall use the Marks only on any goods and/or for any services which are in compliance with the directions and specifications periodically issued by Franchisor and with other quality control measures now in effect or which Franchisor may adopt in the future to promote and defend the goodwill associated with the Marks. Franchisee is prohibited from using the Marks on any goods and/or for any services not in compliance with these directions and specifications issued by Franchisor.

5.6            Franchisee shall promptly discontinue use of the Marks, and shall take appropriate action to remove said Marks from the premises upon which its business is located upon the expiration, termination or revocation of this Agreement.

5.7            Franchisee understands and agrees that Franchisor has disclosed or will later disclose to Franchisee certain confidential or proprietary information and trade secrets. Except as necessary in connection with the operation of the Franchised Restaurant and as approved by Franchisor, Franchisee shall not, during the Initial Term or at any time after the expiration or termination of this Agreement, regardless of the cause of termination, directly or indirectly, use for its own benefit or communicate or divulge to, or use for the benefit of, any other person or entity any trade secrets, confidential information, knowledge or know-how concerning the recipes, food products, advertising, marketing, designs or methods of operation of the Franchised Restaurant or the System. Franchisee shall disclose to its employees only the confidential, proprietary or trade secret information as is necessary to operate its restaurant hereunder and then only while this Agreement is in effect. Any and all information, knowledge or know-how, including, without limitation, drawings, materials, equipment, marketing, recipes and other data which Franchisor designates as secret or confidential shall be deemed secret and confidential for purposes of this Agreement. Franchisee hereby acknowledges and agrees that all Franchisor’s recipes and food preparation techniques are and shall remain trade secrets. Additionally, Franchisee agrees not to make any unauthorized postings of trade secrets on any Internet websites or electronic bulletin boards.

5.8            Franchisee and its shareholders agree that, in the event any trade secrets are disclosed in violation of this Agreement, then Franchisee and its shareholders shall be liable for damages with respect to loss of potential franchise fees, loss of royalties, attorneys’ fees related to the breach of its promise, costs and any other damages or remedies deemed appropriate.

5.9            Franchisee acknowledges Franchisor reserves the right to change, revise or substitute different Marks for use in identifying the System, the Franchised Restaurant and the products sold or offered for sale through the Franchised Restaurant if Franchisor, in its sole judgment, determines that change, revision or substitution of different Marks will be beneficial to the System. In these circumstances, the use of the substitute Marks shall be governed by the terms of this Agreement. Franchisee shall comply with each change, revision or substitution and bear all expenses associated therewith. In the event that a court of competent jurisdiction should order, or if Franchisor in its sole judgment should deem it necessary or advisable, Franchisee shall modify or discontinue use of any Mark. Franchisee shall comply with Franchisor’s directions regarding any of these Marks within thirty (30) days after receipt of notice from Franchisor or, if this modification or discontinuance is court-ordered, immediately. Franchisor shall not be obligated to compensate Franchisee for any costs or expenses incurred by Franchisee in connection with any of these modifications or discontinuances. Franchisee shall also use these additional or substitute Marks as Franchisor shall direct.

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5.10            Unless otherwise approved in writing by Franchisor, Franchisee shall not establish a separate Website. However, Franchisor shall have the right to require that Franchisee have one (1) or more references or webpage(s), as designated and approved in advance by Franchisor, within Franchisor’s principal Website, which is currently www.wingzone.com (“Franchisor’s Website”). The term “Website” means an interactive electronic document contained in a network of computers linked by communications software, commonly referred to as the Internet or World Wide Web, including, but not limited to, any account, page, or other presence on a social or business networking media site, such as Facebook, Twitter, LinkedIn, and on-line blogs and forums (“Networking Media Sites”). Franchisor shall have the right to require that Franchisee not have any Website other than the webpage(s), if any, made available on Franchisor’s Website.

Franchisee shall, to the extent allowed by applicable law, take such steps as are necessary to ensure that its employees do not violate Franchisor’s policies relating to the use of Networking Media Sites, including, but not limited to, prohibiting employees from posting any information relating to Franchisor, the System, the Marks or the Franchised Restaurants on any Networking Media Site that is inconsistent with such policies.

5.11            Franchisee shall not, without Franchisor’s prior written approval (which Franchisor may grant or deny as it deems best), use the Marks or any abbreviation or other name associated with Franchisor and/or the System as part of any e-mail address, domain name and/or other identification of Franchisee in any electronic medium. Franchisee agrees not to transmit or cause any other party to transmit advertisements or solicitations by e-mail or other electronic media without first obtaining Franchisor’s written consent as to: (i) the content of such e-mail advertisements or solicitations; and (ii) Franchisee’s plan for transmitting such advertisements. In addition to any other provision of this Agreement, Franchisee shall be solely responsible for compliance with all laws pertaining to e-mails, including, but not limited to, the U.S. Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003 (known as the “CAN-SPAM Act of 2003”).

6.            Restrictive Covenant. Franchisee acknowledges that Franchisor has granted Franchisee the rights under this Agreement in consideration of and reliance upon Franchisee’s and its owners’ agreement to deal exclusively with Franchisor with respect to the products and services WING ZONE Restaurants offer. Franchisee therefore agrees that, during this Agreement’s term, neither Franchisee, its owners, nor any members of Franchisee’s or its owners’ Immediate Families (defined below) will:

(a)            have any direct or indirect, controlling or non-controlling interest as an owner—whether of record, beneficial, or otherwise—in a Competitive Business (defined below), wherever located or operating, provided that this restriction will not prohibit ownership of shares of a class of securities that are publicly-traded on a United States stock exchange representing less than three percent (3%) of the number of shares of that class of securities issued and outstanding;

(b)            perform services as a director, officer, manager, employee, consultant, representative, or agent for a Competitive Business, wherever located or operating;

(c)            directly or indirectly loan any money or other thing of value, or guarantee any other person’s loan, to any Competitive Business or any owner, director, officer, manager, employee, or agent of any Competitive Business, wherever located or operating; or

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(d)            divert or attempt to divert any actual or potential business of the Franchised Restaurant to a Competitive Business.

The term “Immediate Family” includes the named individual, his or her spouse, and all children of the named individual or his or her spouse. The term “Competitive Business,” as used in this Agreement, means any business (a) in which the sale of chicken wings or the delivery of food constitutes 25% or more of such business’ total gross product sales or (b) granting franchises or licenses to others to operate the type of business described in clause (a), other than a WING ZONE Restaurant operated under a franchise agreement with Franchisor. Franchisee agrees to obtain similar reasonable covenants from its senior personnel, including the Franchised Restaurant’s manager, officers, and directors. Franchisor has the right to pre-approve the forms of agreements Franchisee uses solely to ensure that Franchisee adequately protects trade secrets and confidential information and the competitiveness of WING ZONE Restaurants. Under no circumstances will Franchisor control the forms or terms of employment agreements Franchisee uses with Franchised Restaurant employees or otherwise be responsible for Franchisee’s labor relations or employment practices.

Upon Franchisor’s termination of this Agreement for any reason, Franchisee’s termination of this Agreement without cause, or expiration of this Agreement (without the grant of a renewal franchise), Franchisee and its owners agree that neither they nor any member of their Immediate Families will have any direct or indirect, controlling or non-controlling interest as an owner, whether of record, beneficial, or otherwise, or perform services as a director, officer, manager, employee, consultant, representative, or agent, in any Competitive Business located or operating: (i) at the Franchised Restaurant’s site; or (ii) within five (5) miles of the Franchised Restaurant’s site; or (iii) within three (3) miles of another WING ZONE Restaurant in operation or under construction on the later of the effective date of termination or expiration or the date on which the restricted person begins to comply with this Section, provided that this restriction does not prohibit ownership of shares of a class of securities publicly-traded on a United States stock exchange representing less than three percent (3%) of the number of shares of that class of securities issued and outstanding.

Franchisee, each owner, and their Immediate Families will each be bound by these competitive restrictions for two (2) years beginning on the effective date of this Agreement’s termination or expiration. However, if a restricted person does not begin to comply with these competitive restrictions immediately, the two (2) year restrictive period for the non-compliant party will not start to run until the date on which that party begins to comply with the competitive restrictions (whether or not due to the entry of a court order enforcing this provision). The running of the two (2) year restrictive period for a restricted person will be suspended whenever that restricted person breaches this Section and will resume when that person resumes compliance. These restrictions also apply after transfers and other events, as provided below. Franchisee (and its owners) expressly acknowledges that it (and they) possesses skills and abilities of a general nature and has other opportunities for exploiting these skills. Consequently, Franchisor’s enforcing the covenants made in this Section will not deprive Franchisee (and its owners) of personal goodwill or the ability to earn a living.

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FUTURE LABS IX, INC.

EAST	9

7.            Obligations of Franchisor. Franchisor agrees:

7.1            To make available to Franchisee the benefit of its knowledge and experience in the installation, commencement and operation of the System.

7.2            To make available to the Franchised Restaurant the benefit of its knowledge and experience in: (i) selection and installation of equipment and furnishings; (ii) appropriate décor and restaurant layout; (iii) purchase, location and installation of signs identified with the operation of the Franchised Restaurant; and (iv) the System. Franchisee shall pay Franchisor a one-time nonrefundable Development Services Fee (“Development Services Fee”) in the amount of SIX THOUSAND Dollars ($6,000.00) to be paid simultaneously with the execution of this Agreement for Franchisor’s assistance with these matters.

7.3            To render advisory service regarding the operation of the Franchised Restaurant, including handling products and services in accordance with the System and Manual, and guidance on the operation of the Franchised Restaurant.

7.4            To provide quality control by conducting random, unannounced inspections of the Franchised Restaurant to ensure quality of products and services.

7.5            To provide electronic access to the Manual after this Agreement has been signed. If a paper copy is required, one (1) will be loaned to Franchisee for a non-refundable fee of one thousand dollars ($1,000.00) and must be returned upon termination of the franchise relationship.

7.6            Except to the extent Franchisor determines to train Franchisee through virtual learning, e-learning, and distance learning, as provided in Section 8.20, to provide Franchisee with in-person training in Las Vegas and supervision and assistance to Franchisee and its employees at the Franchised Restaurant around the opening of the Franchised Restaurant (“Pre-Opening Event”).

7.7            To assist in the set-up of the accounting system to be utilized by the Franchised Restaurant, as Franchisee is required to use Franchisor’s chart of accounts.

7.8            To review monthly reports and other information of the Franchised Restaurant as may be required by Franchisor.

7.9            To render advisory services regarding advertising, promotional plans, and materials for local advertising.

7.10            To provide a list of approved supplies and approved suppliers to Franchisee.

In the event Franchisor is required to expend more than two (2) weeks of effort in assisting Franchisee in opening the Franchised Restaurant (other than training and pre-opening events), Franchisor reserves the right to invoice Franchisee for the additional time at Franchisor’s then-current rate for additional training as set forth in the Operations Manual. All obligations of Franchisor under this Agreement are owed solely to Franchisee, and no other party is entitled to rely on, enforce or obtain relief for breach of these obligations, either directly or by subrogation.

If Franchisee fails to pay any sum due Franchisor on the date payment is due, or is otherwise in default under any agreement between Franchisee and Franchisor, Franchisor may, at its sole discretion, withhold any supervisory assistance or other services listed in this Section 7.

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8.            Obligations of Franchisee. Franchisee agrees:

8.1            To specifically follow the requirements and procedures of the System as set forth in the Manual presently in effect and as may periodically be amended in Franchisor’s sole judgment.

8.2            To hire a manager with full power and authority to control the daily operations of Franchisee’s Franchised Restaurant (if the manager is not Franchisee’s Managing Owner (defined in Section 8.21 below)). The manager, as with all Franchised Restaurant employees, shall be subject to the control of Franchisee. Franchisee understands that such a manager ensures an appropriate set-up and institutes proper and adequate general business practices, product preparations, service by employees, purchase of supplies and other appropriate standards or procedures to facilitate and assist in the effective operation of the franchise.

8.3            To employ the methods of operation specified by Franchisor, the Manual and the System to ensure the highest quality food products and services are provided to the consuming public. Franchisee understands there must be strict adherence, without variation, to the aforesaid method of preparation and presentation of the products sold by Franchisee and to all other requisites and directions set forth by the System now in effect and as modified by Franchisor periodically. Franchisee agrees to comply with all standards, procedures, and requirements for responding to customer complaints, including reimbursing Franchisor promptly if Franchisor resolves a customer complaint because Franchisee fails to do so as or when required.

8.4            To comply with all requests of Franchisor with respect to the appearance and use of the Marks licensed under this Agreement, including any requests to change the form or style or discontinue using any of said Marks.

8.5            To take necessary measures to obtain all appropriate licenses, permits and approvals to do business at the Accepted Location before opening the Franchised Restaurant and shall present evidence of the same to Franchisor upon obtaining these documents.

8.6            Unless the Franchised Restaurant operates at or within a Non-Traditional Venue (defined below), to spend at least thirty-thousand dollars ($30,000.00) towards the Shop Launch Marketing Plan. Franchisee will pay to Franchisor fifteen-thousand dollars ($15,000.00) no later than four (4) weeks before the Franchised Restaurant opens. A second payment of fifteen-thousand dollars ($15,000.00) will be paid to Franchisor no later than ten (10) weeks after the Franchised Restaurant opens. The Shop Launch Marketing Plan will be created by the WING ZONE marketing department in collaboration with Franchisee, and Franchisor will implement the Shop Launch Marketing Plan on Franchisee’s behalf. This plan covers marketing activities over the first four (4) to six (6) months of operation. The Shop Launch Marketing Plan for non-traditional locations will be prescribed on a case by case basis as applicable for the particular location.

If the Franchised Restaurant operates at or within a Non-Traditional Venue, Franchisee agrees to spend at least twelve-thousand dollars ($12,000) towards the Shop Launch Marketing Plan. Franchisee will pay Franchisor this twelve-thousand dollars ($12,000) no later than four (4) weeks before the Franchised Restaurant opens. The Shop Launch Marketing Plan will be created by the WING ZONE marketing department in collaboration with Franchisee, and Franchisor will implement the Shop Launch Marketing Plan on Franchisee’s behalf. This plan covers marketing activities over the first four (4) to six (6) months of operation. A “Non-Traditional Venue” is defined to mean a captive-venue location, including, without limitation, airports, hospitals or medical centers, limited-access highway food facilities, bus or train locations, entertainment and sports complexes, convention centers, military facilities, schools, colleges, and universities, office facilities, department and retail super-stores, mobile units, off-site sales accounts, convenience stores, supermarkets, shopping malls, home-improvement retailers. and any type of location known colloquially as “virtual kitchens,” “ghost kitchens,” “ghost operations,” or locations that operate on a delivery and/or pick up only basis.

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8.7            After the Franchised Restaurant has been in operation for six (6) months and for the remaining portion of this Agreement’s term, Franchisor requires that the Franchisee spend at least one and one half percent (1.5%) of the Franchised Restaurant’s total Gross Sales each month towards local marketing efforts in the area around the Franchised Restaurant (although Franchisor recommends that the Franchisee spend up to four percent (4%) of the Franchised Restaurant’s monthly Gross Sales for such purpose). Upon request, Franchisee agrees to supply Franchisor with documented proof of its spend towards local marketing efforts.

8.8            To obtain required insurance coverage before opening the Franchised Restaurant or upon signing the lease, whichever occurs first, from an insurer company with an A.M. Best’s Review rating of not less than A-VII, and otherwise acceptable to Franchisor, to insure the premises and cover business operations and product liability with the following minimum limits: Comprehensive General Liability–bodily injury and property damage of $1,000,000 per occurrence and $2,000,000 aggregate; Liquor Liability of $1,000,000 aggregate (if applicable); Workers’ Compensation and Employer’s Liability of $1,000,000 by accident, $1,000,000 by disease policy limit, and $1,000,000 by disease each accident; Umbrella Liability of $1,000,000 in excess of all other liability policies; and Property Insurance for 100% of the replacement cost of all furniture, fixtures, equipment, inventory, building (if applicable), and tenant build out in the Franchised Restaurant. Furthermore, Franchisee must carry Employment Practices Liability of at least $1,000,000 aggregate, including third party coverage and Wage & Hour Defense cost of $100,000 naming Franchisor as Co-defendant; Cyber Liability of $1,000,000 for all data breaches, identity thefts, phishing attacks, and social engineering and data response/crisis management expenses; Trade Name Restoration coverage of $500,000 per location to pay for Franchisee’s lost profit from an actual or alleged contamination claim anywhere in the brand; and automobile and drivers’ liability insurance with a minimum limit of $1,000,000 per occurrence (including, but not limited to, owned automobiles titled or leased in Franchisee’s name, as well as in the names of Franchisee’s employees while carrying out their duties, which are used at any time, whether principally or occasionally in Franchisee’s business, hired and non-owned coverage). Franchisor may at its option modify the types and amounts of required coverage upon written notice to Franchisee. Franchisee must comply with the modified requirements. The General Liability policy must name Franchisor as additional insured. The policies must contain a Waiver of Subrogation in Franchisor’s favor, provide for statutory notice of cancellation to Franchisor, and be primary and non-contributory to any insurance Franchisor maintains. Franchisee must deliver a certificate of insurance, reflecting all required insurance coverage, to Franchisor upon signing its lease and 10 days before each renewal. If Franchisee fails to provide Franchisor a certificate, Franchisor reserves the right, but has no obligation, to place coverage on Franchisee’s behalf for which Franchisee must reimburse Franchisor, including any administration fee that might apply, immediately upon notification from Franchisor.

8.9            To require all employees with permitted access to Franchisor’s trade secrets or other confidential or proprietary information as is necessary in order to operate the Franchised Restaurant (as provided in Section 5.7 above) to sign a non-disclosure Agreement. Franchisor has the right to pre-approve the forms of non-disclosure agreements Franchisee uses solely to ensure that Franchisee adequately protects trade secrets and other confidential and proprietary information and the competitiveness of WING ZONE Restaurants. Under no circumstances will Franchisor control the forms or terms of employment agreements Franchisee uses with Franchised Restaurant employees or otherwise be responsible for Franchisee’s labor relations or employment practices. Franchisee must keep copies of non-disclosure agreements and send them to Franchisor upon request solely for Franchisor to confirm Franchisee’s compliance with its confidentiality obligations.

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WING ZONE FA (FINAL 2021)

FUTURE LABS IX, INC.

EAST	12

8.10            To ensure that the highest degree of quality and service is maintained. Franchisee must operate the Franchised Restaurant in strict conformity with the methods, standards and specifications as Franchisor may prescribe in the Manual or otherwise in writing. Franchisor must approve any and all products and services used in the operation of the Franchised Restaurant and suppliers from which products and services are purchased. Franchisee must use only approved or designated suppliers as Franchisee’s exclusive suppliers and service providers as required by Franchisor in the Manual, which suppliers may include or be limited to Franchisor and/or certain of its affiliates. Franchisor’s right to designate and approve suppliers and service providers for Franchisee may include construction management and architectural firms that will be involved in the design, construction, and development of the Franchised Restaurant. FRANCHISOR MAY, BUT IS NOT REQUIRED TO, NEGOTIATE PURCHASE ARRANGEMENTS WITH SUPPLIERS. If Franchisee proposes to purchase any products, equipment, forms, paper or other products used in the Franchised Restaurant (that Franchisee is not required to purchase from Franchisor or its affiliates) from a manufacturer, distributor, vendor or other supplier that Franchisor has not previously approved, Franchisee shall submit to Franchisor a written request for the approval or shall request the supplier to do so itself. None of these suppliers may be used by Franchisee without first obtaining Franchisor’s prior written approval. Franchisor has the right to require, as a condition of its approval, that its representatives be permitted to inspect the supplier’s facilities, and that the information, specifications and samples as Franchisor reasonably designates be delivered to Franchisor and/or to an independent, certified laboratory designated by Franchisor for testing before granting approval. A charge not to exceed the actual cost of the inspection(s) and the actual cost of the test(s) shall be paid by Franchisee. Costs shall include all costs incurred by Franchisor, including, but not limited to, Franchisor’s oversight and administrative charges. Franchisor has the right to establish, periodically, the criteria used in evaluating alternative suppliers, which criteria may include, but not be limited to, price, quality, purchasing requirements and the economic impact on franchisees as a group from allowing Franchisee to purchase from alternative suppliers. Franchisor reserves the right, at Franchisor’s option, to re-inspect the facilities and products of any of these approved suppliers and to revoke its approval upon a supplier’s failure to continue to meet any of the foregoing criteria. Franchisor and its affiliates have the right (without liability) to consult with Franchisee’s suppliers about the status of Franchisee’s account with them and to advise Franchisee’s suppliers and others with whom Franchisee, Franchisor, Franchisor’s affiliates, and other franchisees deal that Franchisee is in default under any agreement with Franchisor or its affiliates (but only if Franchisor has notified Franchisee of such default).

Franchisor and/or its affiliates may derive revenue—in the form of promotional allowances, volume discounts, commissions, other discounts, performance payments, signing bonuses, rebates, marketing and advertising allowances, free products, and other economic benefits and payments—from suppliers that Franchisor designates, approves, or recommends for some or all WING ZONE Restaurants on account of those suppliers’ prospective or actual dealings with the Franchised Restaurant and other WING ZONE Restaurants. That revenue may or may not be related to services Franchisor and its affiliates perform. All amounts received from suppliers, whether or not based on Franchisee’s or other franchisees’ purchases from those suppliers, will be Franchisor’s and its affiliates’ exclusive property, which they may retain and use without restriction for any purposes they deem appropriate. Any products or services that Franchisor or its affiliates sell Franchisee directly may be sold to Franchisee at prices exceeding their costs.

8.11            To maintain in sufficient supply and use at all times only those products, materials, supplies and methods of service as conform to Franchisor’s standards and specifications and must refrain from using nonconforming items or methods without Franchisor’s prior written consent. Franchisee also must sell, distribute or deliver only those products that meet Franchisor’s standards of quality and quantity and that have been expressly approved for sale in writing by Franchisor; must sell or offer for sale all approved items; must refrain from any deviation from Franchisor’s standards and specifications without Franchisor’s prior written consent; must discontinue selling and offering for sale any items, products or services which Franchisor may disapprove in writing at any time; and must use only products bearing the approved Marks which meet the specifications of Franchisor.

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WING ZONE FA (FINAL 2021)

FUTURE LABS IX, INC.

EAST	13

8.12            To permit Franchisor or its agents to conduct unannounced inspections at any reasonable time. Franchisee must permit Franchisor or its agents, at any reasonable time, to remove from the Franchised Restaurant samples of items without payment for these items, in amounts reasonably necessary for testing by Franchisor or an independent laboratory, to determine whether these samples meet Franchisor’s then-current standards and specifications. In addition to any other remedies Franchisor may have under the Franchise Agreement, Franchisor may require Franchisee to bear the cost of this testing if the supplier of the item has not previously been approved by Franchisor or if the sample fails to conform to Franchisor’s specifications. Franchisee grants Franchisor and its agents the right to enter the Franchised Restaurant at any reasonable time to inspect, photograph or video the Franchised Restaurant, equipment and operations in the Franchised Restaurant. Franchisee must cooperate with Franchisor’s representatives in these inspections by rendering assistance as they may reasonably request. Upon reasonable notice from Franchisor or its agents and without limiting Franchisor’s other rights under the Franchise Agreement, Franchisee must take the steps necessary to correct immediately any deficiencies detected during any inspection, including, without limitation, immediately desisting from the continued use of any equipment, advertising materials, products or supplies that do not conform to Franchisor’s then-current specifications, standards or requirements.

8.13            To allow Franchisor to implement price advertising policies, and to specify maximum, minimum, or other pricing requirements for products and services the Franchised Restaurant offers and sells, including requirements for promotions, special offers, and discounts in which some or all WING ZONE Restaurants participate, in each case to the maximum extent the law allows.

8.14            To purchase or lease and install, at Franchisee’s expense, all fixtures, furnishings, signs and equipment that Franchisor may reasonably direct in the Manual or otherwise in writing, including any that Franchisor may require in the future, such as security and video surveillance systems and any enhancements, additions, substitutions, modifications and upgrades. Specifically, Franchisor may require that Franchisee install and maintain systems that permit Franchisor to access and retrieve electronically any other information stored in Franchisee’s computer systems, including images and information stored in Franchisee’s security and video surveillance systems, at the times and in the manner that Franchisor may specify periodically. Franchisee must refrain from installing or permitting to be installed on or about the Franchised Restaurant premises, without Franchisor’s prior written consent, any fixtures, furnishings, signs, equipment or other improvements not previously approved as meeting Franchisor’s standards and specifications.

8.15            To submit to Franchisor, in the manner Franchisor directs, for its prior written approval samples of all advertising and promotional plans and materials that Franchisee desires to use and which have not been prepared or previously approved by Franchisor. Franchisee must display the Marks in the manner required by Franchisor on all signs and other advertising and promotional materials used in the Franchised Restaurant. All advertising and promotions by Franchisee in any manner or medium must be conducted in a dignified manner and must conform to the standards and requirements specified by Franchisor. Franchisor may, periodically, but shall not be required to, provide Franchisee with advertising assistance. If Franchisee elects to do more advertising than the advertising provided by Franchisor, if any, Franchisee shall be responsible for all costs of this advertising and promotion. All of these advertisements, if any, must be approved by Franchisor in writing before use.

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FUTURE LABS IX, INC.

EAST	14

8.16            To not engage in any trade practice or other activity which is harmful to the goodwill or reflects unfavorably on the reputation of Franchisor or the System and the products sold from the Franchised Restaurant, which constitutes deceptive practices or unfair competition, or otherwise violates any applicable laws.

8.17            It is Franchisee’s responsibility to select Franchisee’s own location which must be approved by Franchisor. Franchisor must approve the lease if Franchisee does not own the premises, which approval shall not be unreasonably withheld. Before executing the lease, Franchisee shall remit to Franchisor a copy of the proposed lease agreement with all amendments and addendum. The same procedure shall be followed before executing any amendments or extensions of the lease agreement. Franchisor will review and approve the lease to ensure it meets Franchisor’s specifications, including the incorporation of Franchisor’s standard lease rider included in Exhibit 1 of Exhibit A. The terms of the lease rider are hereby incorporated by reference. Franchisor’s review is not a replacement for a review by Franchisee’s own attorney.

Franchisor will give Franchisee its then-current criteria for WING ZONE Restaurant sites (including, without limitation, population density and other demographic characteristics, visibility, traffic flow, competition, accessibility, ingress and egress, size, and other physical and commercial characteristics) to help in the site-selection process. However, even if Franchisor recommends or gives Franchisee information regarding a potential site or site criteria, Franchisee acknowledges that Franchisor has made, and will make, no representations or warranties of any kind, express or implied, about the site’s suitability for a WING ZONE Restaurant or the likelihood that Franchisor ultimately will accept that site for the Restaurant.

Franchisee must submit all information Franchisor requests when Franchisee proposes a site. Franchisor will not unreasonably withhold its acceptance of a site if, in Franchisor’s and its affiliates’ experience and based on the factors outlined above, the proposed site is not inconsistent with sites that Franchisor and its affiliates regard as favorable or that otherwise have been successful sites in the past for WING ZONE Restaurants. However, Franchisor has the absolute right to reject any site not meeting its criteria or to require Franchisee to acknowledge in writing that a site Franchisee prefers is accepted but not recommended due to its incompatibility with certain factors that bear on a site’s suitability as a location for a WING ZONE Restaurant. Applying criteria appearing effective with other sites might not accurately reflect the potential of all sites, and demographic or other factors included in or excluded from Franchisor’s criteria could change, altering a site’s potential. The uncertainty and instability of these criteria are beyond Franchisor’s control, and Franchisor is not responsible if a particular site fails to meet Franchisee’s expectations.

Franchisee acknowledges that any guidance or assistance Franchisor provides with respect to the leasing process is not a guarantee or warranty, express or implied, of the Franchised Restaurant’s success or profitability or of the suitability of the lease or sublease for Franchisee’s business purposes. Franchisor’s acceptance of a lease or sublease indicates only that Franchisor believes the site and the lease or sublease terms adequately protect Franchisor’s interests and/or the interests of other franchisees in the WING ZONE system, to the extent those interests are implicated in the lease or sublease.

8.18            To acquire and subscribe to Franchisor’s required Point-of-Sale System and a WING ZONE-specific suite of services at Franchisee’s expense or another system (“Information System”) approved by Franchisor in Franchisee’s Franchised Restaurant. Franchisee agrees that Franchisor shall have the free and unfettered right to retrieve any data and information from Franchisee’s computers and Information System as Franchisor deems appropriate, including electronically polling the daily sales and other data of the Franchised Restaurant (“Data Mining”). Franchisee agrees that the Data Mining to be conducted by Franchisor is necessary for the successful operation of the System, and Franchisee consents to the installation of any and all software and/or hardware as may be necessary to facilitate the Data Mining.

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WING ZONE FA (FINAL 2021)

FUTURE LABS IX, INC.

EAST	15

Franchisor shall have the right to specify or require that certain brands, types and/or models of communications, computer systems and hardware be used by Franchisee, including without limitation: (i) back office and point-of-sale systems; menu-boards; loyalty programs; online ordering systems and services; gift-card programs; credit card processing systems and services; internet navigation software; email, telephone, audio, video, and surveillance systems; and training and operational support aids, which may include camera systems, virtual reality, and augmented reality hardware and software, for use at the Franchised Restaurant; (ii) printers and other peripheral hardware or devices; (iii) archival back-up systems; (iv) Internet access mode and speed; and (v) physical, electronic and other security systems (collectively, the “Computer System”).

Franchisor shall have the right, but not the obligation, to develop or have developed for it, or to designate: (i) computer software programs that Franchisee must use in connection with the Computer System (the “Required Software”), which Franchisee shall install at its expense; (ii) updates, supplements, modifications or enhancements to the Required Software, which Franchisee shall install at its expense; (iii) the tangible media upon which Franchisee shall record data; and (iv) the database file structure of the Computer System.

Franchisee shall purchase from Franchisor or its affiliate the Computer System and, if applicable, the Required Software. Franchisor shall have the right at any time to remotely retrieve and use such data and information from Franchisee’s Computer System or Required Software that Franchisor deems necessary or desirable. Franchisee expressly agrees to strictly comply with Franchisor’s standards and specifications for all items associated with Franchisee’s Computer System and any Required Software in accordance with Franchisor’s standards and specifications. Franchise agrees, at its own expense, to keep the Computer System in good maintenance and repair and install such additions, changes, modifications, substitutions and/or replacements to the Computer System or Required Software as Franchisor directs from time to time in writing. Franchisor may require Franchisee to purchase from Franchisor or an affiliate an annual support package at Franchisor’s or the affiliate’s then-current prices for such support services. Franchisee agrees that its compliance with this Section shall be at Franchisee’s sole cost and expense.

Franchisee and Franchisor acknowledge and agree that changes to technology are dynamic and not predictable during the term of this Agreement. In order to provide for inevitable but unpredictable changes to technological needs and opportunities, Franchisee agrees that Franchisor shall have the right to establish, in writing, reasonable new standards for the implementation of technology in the System; and Franchisee agrees that it shall abide by those reasonable new standards established by Franchisor as if this Agreement were periodically revised by Franchisor for that purpose.

Without limiting the amounts that Franchisor may require Franchisee to spend for the various items and services described above in this Section 8.18, upon thirty (30) days’ prior written notice to Franchisee, Franchisee agrees to begin paying Franchisor a technology fee (“Tech Fees”) equal to point sixty-five hundredths of one percent (0.65%) of the Franchised Restaurant’s Gross Sales. The Tech Fee is due and payable at the same time, in the same manner, and covering the same time period as the Royalty Fee, unless Franchisor otherwise specifies. Franchisor will use Tech Fees to fund the technology expenditures it deems best for the System (as well as company- and affiliated-owned WING ZONE Restaurants), including, without limitation, mobile training and operational performance software, cloud-based franchise-management solutions, IT phone support and database maintenance, digital marketing, online ordering and loyalty subscriptions, iPad mobile device management, and e-learning solutions. Franchisor may allocate and spend Tech Fees in its sole judgment, including for salaries, wages, and benefits, direct technology program costs, and overhead expenses for the activities described above. Franchisor has no obligation to account to Franchisee or other franchisees for Franchisor’s use of Tech Fees or to ensure that Franchisee or the Franchise Restaurant benefits directly or pro rata based on Franchisee’s payments of Tech Fees.

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WING ZONE FA (FINAL 2021)

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8.19            That Franchisee will, within nine (9) months from the date of written notice from Franchisor, remodel or re-equip the Franchised Restaurant in accordance with the specifications provided by Franchisor. This remodeling and re-equipping may include replacing worn out, obsolete or dated equipment, fixtures, furnishings and signs; structural modifications; redecorating; or purchasing more efficient or improved equipment. Franchisor may require Franchisee to perform remodeling and to purchase equipment at those times as Franchisor deems necessary and reasonable; provided, that Franchisor may not require any remodeling or re-equipping requiring an expenditure in excess of ten thousand dollars ($10,000.00) during the first two (2) years of the Term or fifty thousand dollars ($50,000.00) in any five (5) year period, provided, however, that these dollar limitations do not apply in connection with:

(a)            Franchisee’s acquisition of a successor franchise (as provided in Section 2 above, Franchisor may require Franchisee, as a condition of acquiring a successor franchise, to remodel, upgrade, and re-equip the Franchised Restaurant and otherwise bring the Franchised Restaurant into full compliance with then-applicable specifications and standards for new WING ZONE Restaurants before this Agreement expires (regardless of cost));

(b)            a Transfer (as provided in Section 12.3(b)(viii) below);

(c)            updates or changes to the Information System and Computer System;

(d)            Required Software upgrades; and

(e)           A relocation (where Franchisee must develop the Franchised Restaurant at the new location in full compliance with Franchisor’s requirements).

FRANCHISEE ACKNOWLEDGES THAT EQUIPMENT, ALTERATIONS AND RENOVATIONS REQUIRED BY FRANCHISOR MAY INVOLVE SUBSTANTIAL ADDITIONAL INVESTMENT BY FRANCHISEE DURING THE TERM OF THIS AGREEMENT.

8.20            That if the Franchised Restaurant has not previously opened for business, Franchisor will provide a training program to Franchisee before such opening. At least two people must complete the full WING ZONE training program (including Franchisee’s Managing Owner) without charge. In addition, two additional employees must complete an hourly-team-member training program before the Franchised Restaurant opens for business. If Franchisee would like additional employees to attend the training program at the same time as Franchisee’s Managing Owner, Franchisor may agree to provide this additional training at the fee determined by Franchisor. The training program is a blended learning training program including internet-based, classroom and on-site training at an approved training restaurant. Each training program may include instruction on sales techniques, products orientation, accounting procedures, ordering and inventory controls, food preparation and operations management. The training shall be provided at Franchisor’s headquarters or designated location(s) and shall also include uncompensated on-the-job training at an approved training restaurant. Franchisor may substitute virtual learning and “e-learning” for any training that otherwise would occur in person. Franchisee must obtain, at Franchisee’s expense, access to a computer and high-speed Internet connection to access the online training portal. The training may be presented in installments and Franchisee’s Managing Owner and other personnel will be required to attend all installments. Franchisor shall bear the direct training costs and expenses of the training (for instructors, manuals, classrooms), and Franchisee shall bear and pay all indirect training costs and expenses, such as any salary expenses of its employees and all expenses of travel, lodging, meals and other living expenses that Franchisee’s Managing Owner and other personnel incur in attending the training program, which shall be borne and paid by Franchisee. Failure by Franchisee’s Managing Owner and/or Franchisee’s other required attendees to successfully graduate from training shall be grounds for termination of this Agreement. Cheating will also be grounds for immediate termination.

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Franchisor has the right to charge the Franchisee for additional or supplemental support or refresher training outside of the standard pre-opening event and WING ZONE training program, as outlined in the Manual.

In addition, Franchisor has the right to require Franchisee’s Managing Owner and other managerial personnel to participate in and successfully complete an extensive onsite training program at the Franchised Restaurant for up to six (6) weeks after the Franchised Restaurant has opened for business. Franchisor may charge Franchisee Ten Thousand dollars ($10,000). Franchisee must pay this amount on demand.

8.21            To designate an owner holding at least twenty percent (20%) of its ownership interests to serve as its managing owner (the “Managing Owner”). At all times during the Initial Term, the Managing Owner must meet the following qualifications and any other standards Franchisor sets forth from time to time in the Manual or otherwise communicates to Franchisee:

(a)            Franchisor must approve the proposed Managing Owner in writing before the Effective Date. Franchisor has the right to approve or disapprove, as its deems best, any proposed change in the individual designated as the Managing Owner.

(b)            The Managing Owner is responsible for managing the Franchised Restaurant. The Managing Owner must have sufficient authority to make business decisions for Franchisee that are essential to the Franchised Restaurant’s effective and efficient operation. The Managing Owner must communicate directly with Franchisor regarding any Franchised Restaurant-related matters (excluding matters relating to labor relations and employment practices). The Managing Owner’s decisions will be final and will bind Franchisee, Franchisor may rely solely on the Managing Owner’s decisions without discussing the matter with another party, and Franchisor will not be liable for actions it takes based on the Managing Owner’s decisions or actions.

(c)            The Managing Owner may be the manager of the Franchised Restaurant or may designate another person to serve as the manager, provided the Managing Owner ensures that the manager fulfills all obligations under this Agreement. The Managing Owner remains fully responsible for the manager’s performance.

If Franchisee wants or needs to change the individual designated as the Managing Owner, Franchisee must find a new individual (the “Replacement Managing Owner”) for that role in order to protect Franchisor’s brand. Franchisee must appoint the Replacement Managing Owner within thirty (30) days after the former Managing Owner no longer occupies that position. Franchisor must approve in writing the Replacement Managing Owner, who must hold the minimum ownership interest in Franchisee that Franchisor specifies. The Replacement Managing Owner must attend and satisfactorily complete the training Franchisor specifies. Franchisee is responsible for the Replacement Managing Owner’s compensation and travel-related expenses during training.

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8.22            To attend and participate in the Annual Franchise Convention, Regional Meetings, and System-Wide meetings held via web conference or teleconference. The costs of attending the Franchise Convention and Regional Meetings will be Franchisee’s sole financial responsibility; provided, however, that attendance at in-person events will not be required at more than two (2) such programs in a calendar year and shall not collectively exceed six (6) business days in duration in any calendar year (not including travel time).

8.23            To make the following contributions and expenditures for marketing and advertising:

(a)            Marketing Fund

(i)	Franchisee shall contribute to the National Marketing Fund (“Marketing Fund”), at the same time its pays the Royalty Fee due under Section 4.2, an amount that Franchisor designates periodically, which amount shall not exceed four percent (4%) of the Gross Sales of the Franchised Restaurant for the period. Franchisor shall establish and maintain a bank account for the purpose of administering the Marketing Fund, as described in this Agreement. Franchisee shall make contributions to the Marketing Fund as set out in this Section 8.23. Franchisor has the sole discretion to settle or forgive any accrued and unpaid Marketing Fund contributions owed by any franchisee.

(ii)	Franchisee agrees and acknowledges that contributions to the Marketing Fund are intended to increase recognition of the Marks and to further the public image and acceptance of the System and that Franchisor does not undertake any obligation to ensure that expenditures from the Marketing Fund are proportionate or equivalent to contributions to the Marketing Fund by Franchised Restaurants operating in the geographic area or that Franchisee or the Franchised Restaurant will benefit directly or in proportion to its contribution to the Marketing Fund. Neither Franchisor nor any of Franchisor’s respective officers, directors, agents or employees, shall be liable to Franchisee with respect to the maintenance, direction or administration of the Marketing Fund, including the handling of contributions, expenditures, investments or borrowing, except for acts constituting willful misconduct.

(iii)	Franchisor shall make contributions to the Marketing Fund for each WING ZONE Restaurant that Franchisor or its affiliate owns.

(iv)	While Franchisee is in compliance with Section 8.23, Franchisee will be furnished with advertising materials which were produced with expenditures from the Marketing Fund for distribution to franchisees of the System on the same terms and conditions as the materials are furnished to other franchisees.

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(v)	Franchisee shall make its contribution to the Marketing Fund on the date and in the manner designated by Franchisor, including bank drafting. Contributions to the Marketing Fund may be used to defray expenses of Franchisor only to the extent of the administrative costs and overhead that Franchisor may reasonably incur in administering the Marketing Fund.

(vi)	The Marketing Fund, all contributions to it and any earnings on those contributions shall be used exclusively to meet all costs of maintaining, administering or directing and preparing promotional and/or advertising activities. Franchisor has the sole discretion over how and where the Marketing Fund contributions are spent to promote, enhance or further the growth of the System, including, without limitation, promotional marketing and advertising expenses, hiring marketing, public relations and advertising agencies and in-house personnel to assist in developing the System’s materials, branding and average unit volumes, expenses associated with listings in telephone books, subsidies of premiere/marquis restaurants designed to garner media attention and promote the brand name, travel expenses in connection with promotions and marketing meetings, training, development of trademarks and trademarked materials, production of circulars, media, advertisements, coupons and promotional materials (including point of purchase materials) and for any other use Franchisor determines. Additionally, Franchisor can use the Marketing Fund to pay for expenses incurred in developing and maintaining the non-franchise sales portion of Franchisor’s website. All sums paid by Franchisee into the Marketing Fund shall be maintained in an account separate from the other monies of Franchisor and shall not be used to defray any of Franchisor’s expenses, except for the reasonable administrative costs and overhead, if any, as Franchisor may incur in activities reasonably related to the administration or direction of the Marketing Fund and promotion and advertising programs for franchisees and the System, including, among other things, the cost of personnel for creating and implementing advertising, promotional and marketing programs. The Marketing Fund and its earnings shall not otherwise inure to the benefit of Franchisor.

(vii)	It is anticipated that all contributions to and earnings from the Marketing Fund shall be expended for promotional and/or advertising purposes during the taxable year in which the contributions and earnings are received. If, however, Franchisor determines that funds should be retained and accumulated for major advertising purchases or any other reason, then funds may be held beyond the year of receipt. Generally, if excess amounts remain in the Marketing Fund at the end of the taxable year, all expenditures for the following taxable year(s) shall be made first out of accumulated earnings from the previous year, next out of earnings in the current year and finally from contributions.

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(viii)	The Marketing Fund is not and shall not be an asset of Franchisor or its designate. A statement of the operation of the Marketing Fund as shown on the books of the Marketing Fund shall be prepared annually and shall be made available to Franchisee. Upon request, Franchisor shall make available for inspection by Franchisee the books and records of the Marketing Fund. At Franchisor’s option, Franchisor can create a separate entity to be the recipient of Franchisee’s Marketing Fund contributions and Franchisee agrees, upon Franchisor’s request, to tender Marketing Fund payments to said entity.

(ix)	The Marketing Fund is not a trust fund. Franchisor shall have no fiduciary duty to Franchisee in connection with the collection or use of the Marketing Fund monies or any aspect of the operation of the Marketing Fund.

(b)            Regional Cooperative Advertising. Franchisee agrees that Franchisor shall have the right, in Franchisor’s sole discretion, to periodically designate a geographical area in which the Franchised Restaurant is located for the purpose of establishing an advertising cooperative (the “Cooperative”). If a Cooperative has been established at the time Franchisee commences operations hereunder, Franchisee shall immediately become a member of the Cooperative. If a Cooperative is established at any later time during the Initial Term, Franchisee shall become a member of the Cooperative no later than thirty (30) days after the date on which the Cooperative commences operation. In no event shall the Franchised Restaurant be required to contribute to more than one (1) Cooperative. The following provisions shall apply to each Cooperative:

(i)	Each Cooperative shall be organized and governed in a form and manner, and shall commence operation on a date, approved in advance by Franchisor in writing;

(ii)	Each Cooperative shall be organized for the purposes of producing and conducting general advertising programs and activities for use in and around the applicable geographic area and developing standardized promotional materials for use by the members;

(iii)	Franchisor-owned and affiliate-owned restaurants shall make contributions to each Cooperative of which it is a member on the same basis as required of comparable franchisees within the System;

(iv)	No advertising programs or materials may be used by the Cooperative or furnished to its members and no advertising or promotional activities may be conducted by the Cooperative, without the prior written approval of Franchisor. All of these programs, materials and planned activities shall be submitted to Franchisor for approval in accordance with the procedure set forth in this Agreement governing advertising approval;

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(v)	Each cooperative shall have the right to require its members to make contributions to the Cooperative in amounts determined by the governing body of the Cooperative provided the maximum contribution shall be two percent (2%) of Gross Sales. Franchisor reserves the right to impose a flat-fee contribution, in lieu of a percentage of Gross Sales, which flat fee will not exceed two percent (2%) of Gross Sales;

(vi)	Franchisee shall make its contributions to the Cooperative on the date and in the manner designated by the Cooperative. Franchisee shall also submit statements and reports as may be designed by the Cooperative. The Cooperative shall submit to Franchisor statements and reports as Franchisor may designate;

(vii)	Franchisor, in Franchisor’s sole discretion, may, upon written request of a franchisee stating reasons supporting the request, grant to any franchisee an exemption from the requirement of membership in a Cooperative. This exemption may be for any length of time and may apply to one (1) or more Franchised Restaurants owned by the franchisee. If an exemption is granted, a franchisee may be required to expend on local advertising the full amount that would otherwise be payable to the Cooperative. Franchisor, in Franchisor’s sole discretion, may also exempt one (1) or more Franchised Restaurants owned or controlled by Franchisor from the requirement of membership in a Cooperative for those periods as Franchisor deems appropriate; and

(viii)	The Cooperative is not a trust fund. Franchisor shall have no fiduciary duty to Franchisee in connection with the collection or use of the Cooperative monies or any aspect of the operation of the Cooperative.

9.            Examination of Financial and Business Records. Franchisor shall have the right, upon twenty-four (24) hours’ notice:

9.1            to examine all financial and business records of Franchisee, including, but not limited to, invoices, deposits, withdrawals, bank statements, proofs of purchases and sales, cash register tapes and any other documents, data and/or records relating to the financial affairs or business operations of Franchisee (but excluding aspects relating to labor relations and employment practices); and

9.2            to have an independent audit made of the books of the Franchised Restaurant.

(a)            If an inspection should reveal that any payments have been understated in any report to Franchisor, then Franchisee shall immediately pay to Franchisor the amount understated upon demand, in addition to the administrative fee and interest on this amount (as provided in Section 4.7) from the date this amount was due until paid.

(b)            If an inspection discloses an understatement in any payment of three percent (3%) or more, Franchisee shall, in addition, reimburse Franchisor for any and all costs and expenses connected with the inspection (including travel, lodging, wage expenses and reasonable accounting and legal costs).

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(c)            Franchisor has the right to terminate this Agreement upon discovery of three (3) of these discrepancies in a twenty-four (24) month period.

(d)            If an inspection discloses an understatement in any payment of ten percent (10%) or more, it shall constitute grounds for immediate termination of this Agreement, described in Section 10 hereof. The foregoing remedies shall be in addition to any other remedies Franchisor may have.

10.            Termination.

10.1            Termination Without Right to Cure. Franchisee shall be in default and Franchisor may, at its option, terminate this Agreement and all rights granted in this Agreement, without affording Franchisee any opportunity to cure the default, effective upon the earlier of Franchisee’s receipt of notice of termination or five (5) days after delivery of this notice by Franchisor, in accordance with Section 31, upon the occurrence of any of the following events:

(a)            Franchisee (i) abandons the Franchised Restaurant, meaning Franchisee has deserted, walked away from, or closed the Franchised Restaurant under circumstances leading Franchisor to conclude that Franchisee has no intent to return to the Franchised Restaurant, regardless of how many days have passed since the apparent abandonment, or (ii) fails actively and continuously to operate the Franchised Restaurant (a failure to operate the Franchised Restaurant for five (5) or more consecutive days will be deemed a default under this clause (ii), except where closure is due to fire, riot, flood, terrorist acts, or natural disaster and Franchisee notifies Franchisor within four (4) days after the particular occurrence to obtain Franchisor’s written approval to remain closed for an agreed-upon amount of time as is necessary under the circumstances before Franchisor will require Franchisee to re-open);

(b)            Franchisee, its Managing Owner, or any person or entity owning twenty percent (20%) or more of Franchisee is proven to have engaged in fraudulent conduct, or is convicted of or pleads guilty or no contest to a felony or a crime involving moral turpitude, or any other crime or offense, or is the subject of adverse publicity or media attention that is reasonably likely to have an adverse effect on the System, the Marks or the reputation or goodwill associated therewith; provided, that if the act or conviction involves an owner of Franchisee, Franchisor will not terminate this Agreement if Franchisee notifies Franchisor promptly after it learns of the event constituting the default, and within fifteen (15) days of the date of the notice, either the person or entity that committed the wrongful act divests his or its entire interest in Franchisee, or Franchisee obtains Franchisor’s consent for the owner to maintain his or its ownership interest;

(c)            An approved transfer is not effected within ninety (90) days of the death or incapacity of Franchisee or the death, incapacity or dissolution of any owner of an interest in Franchisee;

(d)            Franchisee is given three (3) or more notices of being in default under any of the terms or requirements of this Agreement within any twenty-four (24) month period, whether or not the defaults are timely cured after notice;

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(e)            Franchisee knowingly or intentionally maintains false books or records or submits any false records, statement or report to Franchisor;

(f)            Franchisee, by act or omission, materially impairs the value of or the goodwill associated with any of the Marks or the System;

(g)            Franchisee, whether knowingly or unknowingly, underpays the required royalties by ten percent (10%) or more in a payment period;

(h)            Franchisee violates any employment laws, including taking, withholding, misdirecting or appropriating for Franchisee’s own use any funds from Franchisee’s employees’ wages for employees’ taxes, FICA, insurance or benefits;

(i)            Franchisee loses or is denied any federal, state or local license Franchisee must possess to operate the Franchised Restaurant;

(j)            Franchisee fails to open Franchisee’s Franchised Restaurant within twelve (12) months after the effective date of this Agreement; provided, Franchisor has not agreed in writing to an extension, which extensions shall be granted by Franchisor in Franchisor’s sole judgment;

(k)            Franchisee (i) loses the right to occupy the Franchised Restaurant’s premises due to its lease default (even if Franchisee has not yet vacated the Franchised Restaurant’s premises) or (ii) Franchisee loses the right to occupy the Franchised Restaurant’s premises (but not due to its lease default), or the Franchised Restaurant is damaged to such an extent that Franchisee cannot operate the Franchised Restaurant at its existing location over a thirty (30) day period, and Franchisee fails both to relocate the Franchised Restaurant to a substitute site Franchisor accepts and to begin operating the Franchised Restaurant at that substitute site within one hundred twenty (120) days from the first date on which Franchisee could not operate the Franchised Restaurant at its existing location; or

(l)            (i) Franchisee makes a general assignment for the benefit of creditors or a petition in bankruptcy is filed by Franchisee; (ii) a petition in bankruptcy is filed against and not opposed by Franchisee; (iii) Franchisee is adjudicated as bankrupt or insolvent; (iv) a bill in equity or other proceeding is filed for the appointment of a receiver or other custodian for Franchisee’s business or assets if filed and consented to by Franchisee; (v) a receiver or other custodian (permanent or temporary) of Franchisee’s assets or property, or any part thereof, is appointed by any court of competent jurisdiction; (vi) a proceeding for a composition with creditors under any state or federal law should be instituted by or against Franchisee; (vii) a final judgment remains unsatisfied or of record for thirty (30) days or longer (unless an appeal or supersedeas bond is filed); (viii) Franchisee is dissolved; (ix) any portion of Franchisee’s interest in the Franchised Restaurant becomes subject to an attachment, garnishment, levy or seizure by any creditor or any other person claiming against or in the rights of Franchisee; (x) any execution is levied against Franchisee’s business or property; or (xi) the real or personal property of Franchisee’s Franchised Restaurant shall be sold after levy thereupon by any sheriff, marshal or constable.

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10.2            Termination with Right to Cure. Except for those defaults provided for under Section 10.1, Franchisee shall be in default hereunder for any failure to maintain or comply with any of the terms, covenants, specifications, standards, procedures or requirements imposed by this Agreement or in any Manual, policy and procedure statement or other written document provided by Franchisor or to carry out the terms of this Agreement in good faith. For these defaults, Franchisor will provide Franchisee with written notice and five (5) days to cure or, if a default cannot reasonably be cured within five (5) days, to initiate within that time substantial and continuing action to cure the default and to provide Franchisor with evidence of these actions. If the defaults specified in these notices are not cured within the five (5) day period, or if substantial and continuing action to cure has not been initiated, Franchisor may, at its option, terminate this Agreement upon delivery of written notice to Franchisee. These defaults shall include, without limitation, the occurrence of any of the following events:

(a)            Franchisee fails to construct, remodel or to commence operating the Franchised Restaurant in accordance with this Agreement;

(b)            Franchisee fails, refuses or neglects to promptly pay any monies owing to Franchisor, its affiliates, the Marketing Fund, or Franchisee’s designated marketing Cooperative when due or to submit the financial or other information required under this Agreement;

(c)            Any person or entity owning five percent (5%) or more of Franchisee makes a transfer of this interest in violation of this Agreement; provided, however, that Franchisee’s right to cure this default shall be conditioned upon Franchisee immediately notifying Franchisor of the improper transfer and taking all actions necessary to either: (i) obtain Franchisor’s approval thereof; or (ii) if approval is not desired or the transfer or transferee is not approved by Franchisor, to re-acquire the interest so transferred;

(d)            A threat or danger to public health or safety results from the construction, maintenance or operation of the Franchised Restaurant;

(e)            Franchisee misuses or makes any unauthorized use of the System or the Marks;

(f)            Franchisee, by act or omission in connection with the operation of the Franchised Restaurant, permits a continued violation of any law, ordinance, rule or regulation of a governmental body;

(g)            Franchisee is found liable by any judicial, administrative or arbitral body for violation of any federal, state or local laws barring discrimination on the basis of race, sex, national origin, age or sexual orientation or found liable for any common law civil claim the facts of which are grounded in allegations of discrimination on the basis of race, sex, national origin, age or sexual orientation;

(h)            Franchisee fails to pay any vendors to the System (other than Franchisor and its affiliates) any amounts due for Franchisee’s purchases from them, or to use a vendor’s required method of payment, and does not correct the failure within thirty (30) days after delivery of written notice of that failure to Franchisee, unless, in the event of non-payment, (i) Franchisee is in good faith contesting its liability for those amounts, (ii) Franchisee notifies Franchisor in writing of the reason for the non-payment, and (iii) Franchisor agrees that Franchisee has a legitimate reason for the non-payment; or

(i)            Any other event of default not specifically enumerated above or in Section 10.1.

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10.3            Relief in Equity. Franchisee agrees that neither termination of this Agreement, nor an action at law, nor both, would be an adequate remedy for a breach or default by Franchisee or by any other persons bound by this Agreement, in the performance of any obligation relating to Franchisor’s Marks or indicia, the trade secrets revealed to Franchisee in confidence based on this Agreement or the obligations of Franchisee and the other persons upon and after termination of this Agreement. The parties therefore agree that in the event of any of these breaches or defaults, in addition to all other remedies provided elsewhere in this Agreement or by law, Franchisor shall be entitled to relief in equity from a judge or arbitrator, at its option (including a temporary restraining order, temporary or preliminary injunction and permanent mandatory or prohibitory injunction), to restrain the continuation of any such breach or default, to close the Franchised Restaurant, to remove the Marks from the business premises or to compel compliance with such provisions of this Agreement.

10.4            Termination by Franchisee. Franchisee may terminate this Agreement if Franchisor commits a material breach of any of its obligations under this Agreement and fails to correct that breach within thirty (30) days after Franchisee delivers written notice to Franchisor of the breach; provided, however, if Franchisor cannot reasonably correct the breach within these thirty (30) days but gives Franchisee, within the thirty (30) days, evidence of Franchisor’s effort to correct the breach within a reasonable time period, then the cure period will run through the end of that reasonable time period. Franchisee’s termination of this Agreement other than according to this Section 10.4 will be deemed a termination without cause and Franchisee’s breach of this Agreement.

11.            Rights Upon Termination or Expiration. Upon termination or expiration of this Agreement, all rights granted hereunder to Franchisee shall terminate and revert to Franchisor, and Franchisee shall have the following obligations with respect to the Franchised Restaurant franchised under this Agreement:]

11.1            Franchisee shall immediately cease to operate the Franchised Restaurant and will not directly or indirectly represent to the public or hold itself out as a WING ZONE franchisee with respect to such business.

11.2            Franchisee shall immediately and permanently cease to use in any manner all confidential information, methods, procedures and techniques used by or associated with the System, the Marks and distinctive forms, slogans, signs, symbols, logos and devices associated with the System.

11.3            Franchisee shall immediately return to Franchisor any property held or used by Franchisee which is owned by Franchisor and shall cease to use, and shall either destroy or convey to Franchisor, all signs, advertising materials, displays, stationary, forms and any other materials that bear or display the Marks.

11.4            Franchisee shall take such actions as may be necessary to cancel any assumed name or similar registration which contains the Mark “WING ZONE” or any other Marks of Franchisor and Franchisee shall furnish Franchisor with evidence satisfactory to Franchisor of compliance with its obligation within thirty (30) days after termination or expiration of this Agreement.

11.5            Franchisee shall, if Franchisor so requests, assign to Franchisor any interest which Franchisee has in any lease for the Accepted Location. In the event Franchisor does not elect to exercise its option to acquire any lease for the Accepted Location, and unless otherwise directed by Franchisor, Franchisee shall, within ten (10) days after termination or expiration of this Agreement, make such modifications and alterations to the Accepted Location as may be necessary to distinguish the appearance of the Accepted Location from that of other Franchised Restaurants and shall make such specific additional changes to it as Franchisor may reasonably request.

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11.6            Franchisee shall promptly pay all sums owed to Franchisor. Such sums shall include all damages, costs and expenses, including reasonable attorneys’ fees, incurred by Franchisor as a result of the default and termination. Any outstanding obligations to Franchisor shall give rise to and remain, until paid in full, a lien in favor of Franchisor against any and all of the personal property, furnishings, equipment, signs, fixtures and inventory owned by Franchisee located on the Premises on the date this Agreement is terminated.

11.7            Franchisee shall pay to Franchisor all damages, costs and expenses, including reasonable attorneys’ fees, incurred by Franchisor subsequent to the termination or expiration of this Agreement in obtaining injunctive or other relief for the enforcement of any term, covenant or provision of this Agreement.

11.8            Franchisee shall immediately deliver to Franchisor all manuals, policy and procedure statements, instructions and other materials related to operating the Franchised Restaurant, including brochures, charts and any other materials provided by Franchisor and all copies thereof, and shall neither retain nor convey to another any copy or record of any of the foregoing.

11.9            Franchisor shall have the option, to be exercised within forty five (45) days of termination, to assume Franchisee’s assumed name or equivalent registration and business licenses, telephone numbers, white and yellow pages telephone directory listings and advertisements (whether in print or part of an Internet directory) and e-mail addresses and/or Internet domain names which contain the Marks, and Franchisee shall sign all documents necessary to permit Franchisor to assume Franchisee’s rights in such items. If Franchisor elects not to exercise this option, Franchisee shall take all action necessary to cancel each of the items listed above and shall furnish Franchisor with evidence satisfactory to prove its compliance within fifteen (15) days after receiving notice of Franchisor’s termination or expiration of this Agreement and the expiration of the option granted in this Agreement. In the event Franchisee fails to timely do so, Franchisor shall have the right, for which purpose Franchisee hereby appoints Franchisor as its attorney-in-fact, to obtain such cancellation on Franchisee’s behalf and at Franchisee’s expense.

11.10            Franchisee shall comply with the covenants contained in this Agreement, including the covenants not to compete and the covenants not to use or disclose trade secrets or confidential information.

11.11            Except in the case of a renewal, upon termination or expiration of this Agreement for any reason, Franchisor shall have the option to purchase the Franchised Restaurant, or any portion of the assets of the Franchised Restaurant (including any furniture, fixtures, equipment and improvements), which may include, at Franchisor’s option, all of Franchisee’s leasehold interest in and to the real estate upon which the Franchised Restaurant is located, but not including any other interest in real property. The purchase price for the assets to be transferred will be determined as follows: Franchisor and Franchisee shall each deliver to each other their respective determinations of the value of the equipment and non-perishable inventory and then an appraiser shall be mutually selected by the parties to determine which value most closely approximates the fair market value. The valuation selected by the appraiser shall constitute the purchase price under this Section. The purchase price shall not include any value for tenant improvements, franchise agreement or goodwill. In the event the parties cannot mutually agree on an appraiser within ten (10) days of Franchisor delivering Franchisor’s valuation to Franchisee, each party shall select an appraiser, both of whom then shall mutually agree upon a third appraiser to act as the appraiser, which shall occur within ten (10) days of Franchisor delivering Franchisor’s valuation to Franchisee. The purchase price determined in this Agreement shall be adjusted by setting off and reducing the purchase price by an amount then owing by Franchisee to Franchisor or its affiliates, including any amounts paid by Franchisor to cure Franchisee’s defaults with third parties such as landlords (the decision to cure amounts to be the sole decisions of Franchisor). The following additional terms shall apply to Franchisor’s exercise of this option:

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(a)            Franchisor’s option will be exercisable by providing Franchisee with written notice of Franchisor’s intention to exercise the option no later than thirty (30) days following the effective date of termination, in the case of termination (unless Franchisee terminates without notice or Franchisee terminates for cause, in which case Franchisor shall have thirty (30) days after receipt of actual notice of the termination or such additional time as is reasonably necessary given the circumstances), or at least thirty (30) days before the expiration of the Initial Term, in circumstances where no renewal is granted;

(b)            Franchisor and Franchisee agree that the terms and conditions of this right and option to purchase may be recorded, if deemed appropriate by Franchisor, in the real property records, and Franchisor and Franchisee further agree to sign such additional documentation as may be necessary to effectuate such recording; and

(c)            The closing on the purchase will take place no later than sixty (60) days after delivery to Franchisee of Franchisor’s valuation of Franchisee’s business. Franchisor has the unrestricted right to assign this option to purchase at any time to a third party, who then will have the rights described in this Section. Franchisor will pay in full the purchase price at the closing or, at Franchisor’s option, in twenty-four (24) equal monthly installments, with interest at the rate equal to the prime lending rate as of the closing at Franchisor’s primary bank. Franchisee must sign all documents of transfer reasonably necessary for purchase of the Franchised Restaurant by Franchisor or the third-party assignee, which documents shall include all customary representations and warranties from Franchisee as to ownership and condition of, and title to, the assets of the Franchised Restaurant being transferred. All assets must be transferred free and clear of all liens and encumbrances, with all sales and transfer taxes paid by Franchisee.

11.12            Franchisee agrees that it shall be obligated to operate the Franchised Restaurant according to this Agreement’s terms during the period in which Franchisor or the third-party assignee is deciding whether to exercise its option to purchase and until the closing takes place and that a condition to closing is that the Franchised Restaurant has remained open during that time period. Franchisor or the third-party assignee may decide not to exercise its option to purchase at any time before closing if it determines that any of the conditions noted above have not been or cannot be satisfied. In the event that Franchisor or a third-party assignee does not exercise its right to repurchase the Franchised Restaurant as described above, Franchisee shall be free, after such termination or expiration, to keep or sell to any third party all of the physical assets of Franchisee’s Franchised Restaurant; provided, however, that all Marks are removed in a manner approved in writing by Franchisor, all amounts owing to Franchisor have been paid in full and operation of the restaurant post-sale will not violate the restrictive covenant provisions in Section 6 above.

12.            Transfer Process.

12.1            Transfer by Franchisor. Franchisor may change its ownership or form and/or assign this Agreement and any other agreement to a third party without restriction. After Franchisor assigns this Agreement to a third party who expressly assumes this Agreement’s obligations, Franchisor no longer will have any performance or other obligations under this Agreement. That assignment will constitute a release and novation with respect to this Agreement, and the new owner-assignee will be liable to Franchisee as if it had been an original party to this Agreement. Specifically, and without limiting the foregoing, Franchisee agrees that Franchisor (and, as applicable, its affiliates) may sell assets (including this Agreement), the Marks, or the System to a third party; offer its ownership interests privately or publicly; merge, acquire other business entities, or be acquired by another business entity; and/or undertake a refinancing, recapitalization, leveraged buyout, or other economic or financial restructuring.

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12.2            Transfer by Franchisee and Definition of Transfer. Franchisee acknowledges that the rights and duties this Agreement creates are personal to Franchisee and its owners and Franchisor has granted Franchisee the rights under this Agreement in reliance upon Franchisor’s perceptions of Franchisee’s (or its owners’) individual or collective character, skill, aptitude, attitude, business ability, and financial capacity. Accordingly, neither: (i) this Agreement or any interest in this Agreement; (ii) the Franchised Restaurant or any right to receive all or a portion of the profits, losses, or capital appreciation relating to the Franchised Restaurant; (iii) all or substantially all of the Franchised Restaurant’s operating assets; (iv) any ownership interest in Franchisee (if Franchisee is an entity); nor (v) a controlling ownership interest in an entity with an ownership interest in Franchisee, may be transferred without Franchisor’s prior written approval. A transfer of the Franchised Restaurant’s ownership, possession, or control, all or substantially all of its operating assets, or the lease for the premises of the Franchised Restaurant may be made only with the concurrent transfer (to the same proposed transferee) of the franchise rights (with the transferee assuming this Agreement or signing Franchisor’s then-current form of franchise agreement and related documents, as Franchisor may require). Franchisee may not transfer the lease or any of such other assets separate and apart from the franchise rights. Any transfer without Franchisor’s prior written approval is a breach of this Agreement and has no effect, meaning Franchisee (and its owners) will continue to be obligated to Franchisor for all Franchisee’s obligations under this Agreement.

In this Agreement, the term “transfer” includes a voluntary, involuntary, direct, or indirect assignment, sale, gift, or other disposition, including the following events:

(a)            transfer of record or beneficial ownership of stock or any other ownership interest or the right to receive (directly or indirectly) all or a portion of the profits, losses, or any capital appreciation relating to the Franchised Restaurant;

(b)            a merger, consolidation, or exchange of ownership interests, issuance of additional ownership interests or securities representing or potentially representing ownership interests, or a redemption of ownership interests;

(c)            any sale or exchange of voting interests or securities convertible to voting interests, or any management or other agreement granting the right (directly or indirectly) to exercise or control the exercise of any owner’s voting rights or to control Franchisee’s (or an entity with an ownership interest in Franchisee) or the Franchised Restaurant’s operations or affairs;

(d)            transfer in a divorce, insolvency, or entity dissolution proceeding or otherwise by operation of law;

(e)            transfer by will, declaration of or transfer in trust, or under the laws of intestate succession; or

(f)            pledge of this Agreement (to someone other than Franchisor) or of an ownership interest in Franchisee or its owners as security or collateral, foreclosure upon or attachment or seizure of the Franchised Restaurant, or Franchisee’s transfer, surrender, or loss of the Franchised Restaurant’s possession, control, or management.

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Franchisee may grant a security interest (including a purchase-money security interest) in the Franchised Restaurant’s assets (not including this Agreement or the franchise rights) to a lender that finances its acquisition, development, and/or operation of the Franchised Restaurant without having to obtain Franchisor’s prior written approval as long as Franchisee gives Franchisor ten (10) days’ prior written notice. However, Franchisee may not pledge, hypothecate, or grant a security interest in any property that bears or displays the Marks (unless the Marks are readily removable from such property) and must advise its proposed lenders of this restriction. This Agreement and the franchise rights granted to Franchisee by this Agreement may not be pledged as collateral or be the subject of a security interest, lien, levy, attachment, or execution by Franchisee’s creditors or any financial institution. Any security interest that may be created in this Agreement by virtue of Section 9-408 of the Uniform Commercial Code is limited as described in Section 9-408(d) of the Uniform Commercial Code.

In the case of the lease of the premises for the Franchised Restaurant, a prohibited disposition by Franchisee (or its affiliate) of the lease is deemed to include and encompass any act of the Franchisee (or its affiliate) as a result of which Franchisee (or its affiliate) relinquishes the right to possess the premises, including a proposed lease assignment, sublet of the premises, sale or other conveyance of possessory rights to the premises (whether or not with a formal lease assignment or sublet), or negotiated termination of the lease with the landlord or other event that enables another party to take over possession of the premises other than for the operation of a WING ZONE Restaurant. For the avoidance of doubt, Franchisor and Franchisee agree that their intent is to prohibit any action by Franchisee as a result of which the premises of the Franchised Restaurant no longer is used for the operation of a WING ZONE Restaurant by a party acceptable to Franchisor under a binding franchise agreement with Franchisor.

Franchisee acknowledges that its violation of the provisions above regarding a lease disposition would result in immediate and irreparable injury to Franchisor for which no adequate remedy at law will be available because of the uniqueness and distinctiveness of the particular location for a WING ZONE Restaurant in the market area, the potential exclusion of the WING ZONE Restaurant brand from that market area, and the adverse impact on the goodwill of the WING ZONE brand resulting from the cessation of operation of the Franchised Restaurant at the premises. Accordingly, Franchisee hereby acknowledges Franchisor’s right to seek an injunction, waives bond, and agrees not to contest any application by Franchisor for such an injunction to prohibit any actual or threatened conduct by Franchisee in violation of the lease disposition restrictions. Further, Franchisee expressly agrees that the existence of any claims it may have against Franchisor, whether or not arising from this Agreement, will not constitute a defense to the enforcement by Franchisor of Franchisee’s lease disposition covenants.

12.3            Conditions for Approval of Transfer. If Franchisee (and its owners) is in full compliance with this Agreement, then, subject to this Section 12.3’s other provisions:

(a)            Franchisor will approve the transfer of a non-controlling ownership interest in Franchisee if the proposed transferee and its owners are of good moral character, have no interest in and do not perform services for (and have no affiliates with an interest in or performing services for) a Competitive Business, otherwise meet Franchisor’s then-applicable standards for non-controlling owners of WING ZONE Restaurant franchisees, and sign Franchisor’s then-current form of Franchise Guaranty Agreement. References to a “controlling ownership interest” in Franchisee or one of its owners (if an entity) mean the percent of voting shares or other voting rights resulting from dividing one hundred percent (100%) of the ownership interests by the number of owners. In the case of a proposed transfer of an ownership interest in Franchisee or one of its owners, whether a “controlling ownership interest” is involved must be determined both immediately before and immediately after the proposed transfer to see if a “controlling ownership interest” will be transferred (because of the number of owners before the proposed transfer) or will be deemed to have been transferred (because of the number of owners after the proposed transfer).

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(b)            If the proposed transfer is of the franchise rights granted by this Agreement or a controlling ownership interest in Franchisee or in an entity owning a controlling ownership interest in Franchisee, or is one of a series of transfers (regardless of the timeframe over which these transfers take place) in the aggregate transferring the franchise rights granted by this Agreement or a controlling ownership interest in Franchisee or in an entity owning a controlling ownership interest in Franchisee, then Franchisor will not unreasonably withhold its approval if all of the following mandatory conditions are met (provided, however, there may be no such transfer until after the Franchised Restaurant has opened for business):

(i)	(a) the transferee has the necessary business experience, aptitude, and financial resources to operate the Franchised Restaurant, (b) the transferee otherwise is qualified under Franchisor’s then-existing standards for the approval of new franchisees or of existing franchisees interested in acquiring additional franchises (including the transferee and its affiliates are in substantial operational compliance, at the time of the application, under all other franchise agreements for WING ZONE restaurants to which they then are parties with Franchisor), and (c) the transferee and its owners are not restricted by another agreement (whether or not with Franchisor) from purchasing the Franchised Restaurant or the ownership interest in Franchisee or the entity that owns a controlling ownership interest in Franchisee;

(ii)	Franchisee has paid all amounts owed to Franchisor and its affiliates, has submitted all required reports and statements, and is not in breach of any provision of this Agreement or another agreement with Franchisor or its affiliates relating to the Franchised Restaurant;

(iii)	neither the transferee nor any of its direct or indirect owners (if the transferee is an entity) or affiliates operates, has an ownership interest in, or performs services for a Competitive Business;

(iv)	the transferee (or its owner) and its management personnel (including managing owner), if different from Franchisee’s management personnel, satisfactorily complete Franchisor’s then-current initial training program;

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(v)	the transferee has the right to occupy the Franchised Restaurant’s site for the expected franchise term;

(vi)	the transferee and each of its owners (if the transfer is of the franchise rights granted by this Agreement), or Franchisee and its owners (if the transfer is of a controlling ownership interest in Franchisee or in an entity owning a controlling ownership interest in Franchise), if Franchisor so requires, signs Franchisor’s then-current form of franchise agreement and related documents (including a Franchise Guaranty Agreement), any and all of the provisions of which, including the Royalty Fee, Marketing Fund contributions, and Tech Fees, may differ materially from any and all of those contained in this Agreement, provided, however, the term of the new franchise agreement signed will equal this Agreement’s unexpired term. However, if the transferee has the right to maintain possession of the Franchised Restaurant for no less than an additional ten (10) years following the transfer’s proposed effective date, Franchisor may (but has no obligation to) grant the transferee a full ten (10) year term under the new franchise agreement signed if the transferee commits to repair and/or replace operating assets and upgrade the Franchised Restaurant in accordance with Franchisor’s then-current requirements and specifications for new WING ZONE Restaurants within the timeframe Franchisor specifies following the transfer’s effective date;

(vii)	Franchisee or the transferee pays Franchisor a transfer fee equal to the greater of Ten Thousand Dollars ($10,000) or five percent (5%) of the sales price (but not to exceed Twenty Thousand Dollars ($20,000));

(viii)	the transferee agrees to repair and/or replace operating assets and upgrade the Franchised Restaurant in accordance with Franchisor’s then-current requirements and specifications for a new WING ZONE Restaurant within the timeframe Franchisor specifies following the transfer’s effective date;

(ix)	Franchisee (and its transferring owners) signs a general release, in a form satisfactory to Franchisor, of any and all claims against Franchisor and its affiliates and their respective owners, officers, directors, employees, representatives, agents, successors, and assigns;

(x)	Franchisor has determined that the purchase price, payment terms, and required financing will not adversely affect the transferee’s operation of the Franchised Restaurant;

(xi)	if Franchisee or its owners finance any part of the purchase price, they agree that the transferee’s obligations under promissory notes, agreements, or security interests reserved in the operating assets or ownership interests in Franchisee are subordinate to the transferee’s (and its owners’) obligation to pay Royalty Fees, Marketing Fund contributions, and other amounts due to Franchisor and its affiliates and otherwise to comply with this Agreement;

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(xii)	Franchisee and its transferring owners (and members of their Immediate Families) agree, for two (2) years beginning on the transfer’s effective date, not to engage in any activity proscribed in Section 6 above; and

(xiii)	Franchisee and its transferring owners will not directly or indirectly at any time afterward or in any manner: (i) identify themselves in any business as a current or former WING ZONE Restaurant or as one of Franchisor’s franchisees; (ii) use any Mark, any colorable imitation of a Mark, any trademark, service mark, or commercial symbol that is confusingly similar to any Mark, or other indicia of a WING ZONE Restaurant for any purpose; or (iii) utilize for any purpose any trade dress, trade name, trademark, service mark, or other commercial symbol suggesting or indicating a connection or association with Franchisor.

Franchisee acknowledges that Franchisor has legitimate reasons to evaluate the qualifications of potential transferees and to analyze and critique the terms of their purchase contracts with Franchisee and that Franchisor’s contact with potential transferees to protect Franchisor’s business interests will not constitute improper or unlawful conduct. Franchisee expressly authorizes Franchisor to investigate any potential transferee’s qualifications, to analyze and critique the proposed purchase terms, to communicate candidly and truthfully with the transferee regarding Franchisee’s operation of the Franchised Restaurant, and to withhold consent, as long as its decision is not unreasonable, even if the conditions in clauses (i) through (xiii) above are satisfied. Franchisee waives any claim that Franchisor’s decision to withhold approval of a proposed transfer in order to protect its business interests—if that decision was reasonable despite satisfaction of the conditions in clauses (i) through (xiii) above—constitutes tortious interference with contractual or business relationships. Franchisor may review all information regarding the Franchised Restaurant that Franchisee gives the proposed transferee, correct any information Franchisor believes is inaccurate, and give the proposed transferee copies of any reports Franchisee has given Franchisor or Franchisor has made regarding the Franchised Restaurant.

Notwithstanding anything to the contrary in this Section 12 or elsewhere in this Agreement, Franchisor need not consider a proposed transfer of a controlling or non-controlling ownership interest in Franchisee, or a proposed transfer of this Agreement, until Franchisee (or an owner) and the proposed transferee first send Franchisor a copy of a bona fide offer to purchase or otherwise acquire the particular interest from Franchisee (or its owner). For an offer to be considered “bona fide,” it must include a copy of all proposed agreements between Franchisee (or its owner) and the proposed transferee related to the sale, assignment, or transfer.

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12.4            Transfer to an Entity. Notwithstanding Sections 12.2 and 12.3 above, if Franchisee is in full compliance with this Agreement, Franchisee may transfer this Agreement, together with all assets associated with the Franchised Restaurant, to a corporation or limited liability company conducting no business other than the Franchised Restaurant and, if applicable, other WING ZONE Restaurants and of which Franchisee owns and controls one hundred percent (100%) of the equity and voting power of all issued and outstanding ownership interests, provided that all Franchised Restaurant assets are owned, and the Franchised Restaurant is operated, only by that single entity. The entity must expressly assume all of Franchisee’s obligations under this Agreement, but Franchisee will remain personally liable under this Agreement as if the transfer to the entity did not occur. Transfers of ownership interests in that entity are subject to the restrictions in Sections 12.2 and 12.3.

12.5            Effect of Consent to Transfer. Franchisor’s consent to any transfer is not a representation of the fairness of any contract terms between Franchisee (or the owner) and the transferee, a guarantee of the Franchised Restaurant’s or transferee’s prospects of success, or a waiver of any claims Franchisor has against Franchisee (or its owners) or of Franchisor’s right to demand full compliance with this Agreement.

13.            Transfers to Franchisee’s Family Upon Death. Upon the death or permanent disability of Franchisee (or an individual with a controlling ownership interest in Franchisee), the personal representative of such person shall transfer Franchisee’s interest in this Agreement or such interest in Franchisee to an approved third party. Such disposition of this Agreement or such controlling ownership interest (including transfer by bequest or inheritance) shall be completed within a reasonable time, not to exceed ninety (90) days from the date of death or permanent disability (unless extended by probate proceedings) and shall be subject to all terms and conditions applicable to transfers as provided in this Agreement; provided, however, that for purposes of this Section, there shall be no transfer fee charged by Franchisor. Failure to transfer the interest within said period of time shall constitute a breach of this Agreement. The term “permanent disability” shall mean a mental or physical disability, impairment or condition that is reasonably expected to prevent or actually does prevent Franchisee (or an owner of a controlling ownership interest in Franchisee) from supervising the management and operation of the Franchised Restaurant for a period of ninety (90) days from the onset of such disability, impairment or condition. In any event, the Franchised Restaurant must at all times be managed, at the expense of Franchisee, by a designated manager (including a Managing Owner) who has completed all of Franchisor’s training requirements.

14.            Franchisor’s Right of First Refusal. If Franchisee, any of its owners, or the owner of a controlling ownership interest in an entity with an ownership interest in Franchisee at any time determines to sell or transfer for consideration the franchise rights granted by this Agreement and the Franchised Restaurant (or all or substantially all of its operating assets), a controlling ownership interest in Franchisee, or a controlling ownership interest in an entity with a controlling ownership interest in Franchisee (except to or among Franchisee’s current owners or in a transfer pursuant to Section 13, which are not subject to this Section 14), Franchisee agrees to obtain from a responsible and fully-disclosed buyer, and send Franchisor, a true and complete copy of a bona fide, executed written offer (which, as noted in Section 12.3 above, may be required to include a copy of all proposed agreements related to the sale or transfer) relating exclusively to the rights granted by this Agreement and the Franchised Restaurant, the controlling ownership interest in Franchisee, or the controlling ownership interest in the entity with a controlling ownership interest in Franchisee. The offer must include details of the proposed sale’s payment terms and the financing sources and terms of the proposed purchase price and provide for an earnest money deposit of at least five percent (5%) of the proposed purchase price. To be a valid, bona fide offer, the proposed purchase price must be a fixed dollar amount, without any contingent payments of purchase price (such as earn-out payments), and the proposed transaction must relate exclusively to an interest in the rights granted by this Agreement and the Franchised Restaurant (or all or substantially all of its operating assets), a controlling ownership interest in Franchisee, or a controlling ownership interest in the entity with a controlling ownership interest in Franchisee. It may not relate to any other interests or assets. Franchisor may require Franchisee (or its owners) to send Franchisor copies of any materials or information Franchisee sends to the proposed buyer or transferee regarding the possible transaction.

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Franchisor may, by written notice delivered to Franchisee within thirty (30) days after Franchisor receives both an exact copy of the offer and all other information Franchisor requests, elect to purchase the interest offered for the price and on the terms and conditions contained in the offer, provided that: (i) Franchisor may substitute cash for any form of payment proposed in the offer; (ii) Franchisor’s credit will be deemed equal to the credit of any proposed buyer; (iii) the closing will be not less than thirty (30) days after Franchisor notifies Franchisee of Franchisor’s election to purchase or, if later, the closing date proposed in the offer; (iv) Franchisee and its owners must sign the general release described in Section 12.3 above; and (v) Franchisor must receive, and Franchisee and its owners agree to make, all customary representations, warranties, and indemnities given by the seller of the assets of a business or ownership interests in a legal entity, as applicable, including representations and warranties regarding ownership and condition of, and title to, assets and (if applicable) ownership interests; Franchisee’s and its owners’ authorization to sell, as applicable, any ownership interests or assets without violating any law, contract, or requirement of notice or consent; liens and encumbrances on ownership interests and assets; validity of contracts and liabilities, contingent or otherwise, relating to the assets or ownership interests being purchased; and indemnities for all actions, events, and conditions that existed or occurred in connection with the Franchised Restaurant before the closing of Franchisor’s purchase.

Once Franchisee or its owners submit the offer and related information to Franchisor triggering the start of the thirty (30) day decision-period referenced above, the offer is irrevocable for that thirty (30) day period. This means Franchisor has the full thirty (30) days to decide whether to exercise the right of first refusal and may choose to do so even if Franchisee or its owners change its or their mind during that period and prefer after all not to sell the particular interest that is the subject of the offer. Franchisee and its owners may not withdraw or revoke the offer for any reason during the thirty (30) days, and Franchisor may exercise the right to purchase the particular interest in accordance with this Section’s terms.

If Franchisor exercises its right of first refusal and closes the transaction, Franchisee and its transferring owners agree that, for two (2) years beginning on the closing date, they (and members of their Immediate Families) will be bound by the non-competition covenants contained in Section 6.

If Franchisor does not exercise its right of first refusal, Franchisee or its owners may complete the sale to the proposed buyer on the original offer’s terms, but only if Franchisor approves the transfer in accordance with, and Franchisee (and its owners) and the transferee comply with the conditions in, Sections 12.2 and 12.3 above. This means that, even if Franchisor does not exercise its right of first refusal (whether or not it is properly triggered as provided above), if the proposed transfer otherwise would not be allowed under Sections 12.2 and 12.3 above, Franchisee (or its owners) may not move forward with the transfer at all. If Franchisee or its owners do not complete the sale to the proposed buyer within sixty (60) days after Franchisor notifies Franchisee that Franchisor does not intend to exercise its right of first refusal, or if there is a material change in the sale’s terms (which Franchisee agrees to tell Franchisor promptly), Franchisor will have an additional right of first refusal during the thirty (30) days following either expiration of the sixty (60) day period or Franchisor’s receipt of notice of the material change(s) in the sale’s terms, either on the terms originally offered or the modified terms, at Franchisor’s option. Franchisor has the unrestricted right to assign this right of first refusal to a third party (including an affiliate), who then will have the rights described in this Section.

15.            Assumption of Management. Franchisor has the right (but not the obligation), under the circumstances described below, to enter the Franchised Restaurant and assume the Franchised Restaurant’s management, or to appoint a third party to assume its management, for any time period it deems appropriate. If Franchisor, or a third party, assumes the Franchised Restaurant’s management, Franchisee must pay Franchisor (in addition to the Royalty Fee, Marketing Fund contributions, and Tech Fees) three percent (3%) of the Franchised Restaurant’s Gross Sales, plus Franchisor’s (or the third party’s) direct out-of-pocket costs and expenses, during this time. If Franchisor (or a third party) assumes the Franchised Restaurant’s management, Franchisee acknowledges that Franchisor (or the third party) will have a duty to utilize only reasonable efforts and will not be liable to Franchisee or its owners for any debts, losses or obligations the Franchised Restaurant incurs, or to any of Franchisee’s creditors for any supplies or services the Franchised Restaurant purchases, while Franchisor (or the third party) manages it.

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Franchisor (or the third party) may assume the Franchised Restaurant’s management, at Franchisee’s expense, under the following circumstances:

15.1            if Franchisee abandons the Franchised Restaurant; or

15.2            if Franchisee fails to comply with any provisions of this Agreement and does not cure the default or breach within the time period Franchisor specifies in its notice to Franchisee.

The exercise of Franchisor’s rights under Subsections 15.1 or 15.2 will not affect Franchisor’s right to terminate this Agreement.

16.            Determination of Fair Market Value. For the purpose of exercising certain rights to purchase described in this Agreement, fair market value shall be mutually determined by the corporate accountant for Franchisor and the corporate accountant for Franchisee. In the event of a disagreement, the aforesaid accountants shall appoint an independent accountant that has not provided services to either Franchisee or Franchisor for three (3) years before such appointment whose determination shall be binding. In the further event that within thirty (30) days after attempting to choose an independent accountant, the two parties’ accountants are unable to agree on a third independent accountant, then each party’s accountant shall identify an independent accounting firm, and a firm will be randomly selected from those identified by flipping a coin. The selected accounting firm shall evaluate fair market value, and its determination shall be binding.

17.            Franchisee Information. Franchisee shall furnish to Franchisor the names, addresses and telephone numbers of all shareholders, members, partners, executive officers, members of the Board of Directors and managers (including the Managing Owner), as the case may be, to be included in the Franchise Agreement Summary Pages before opening the Franchised Restaurant. In the event that Franchisee is an entity, before or simultaneous with the date of execution of this Agreement, Franchisee shall provide Franchisor with appropriate minutes and/or resolutions of Franchisee setting forth authority of Franchisee to enter into this Agreement and the acceptance of all of the terms and conditions set forth in this Agreement.

18.            Damages for Breach. In the event Franchisee breaches any of the obligations set forth in this Agreement or permits any default to continue after due notice, it shall be liable for all damages resulting therefrom, as well as Franchisor’s reasonable attorneys’ fees, costs of litigation and any other damages or remedies determined as appropriate by an arbitrator or, where applicable, court of competent jurisdiction. These damages are to be deemed cumulative and in addition to any other rights or remedies to which Franchisor may be entitled. EXCEPT FOR CLAIMS FRANCHISOR HAS FOR VIOLATIONS OF ITS INTELLECTUAL PROPERTY RIGHTS, FRANCHISOR AND FRANCHISEE (AND FRANCHISEE’S OWNERS AND GUARANTORS, IF APPLICABLE), HEREBY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT TO OR CLAIM FOR ANY PUNITIVE OR EXEMPLARY DAMAGES AGAINST THE OTHER AND AGREE THAT IN THE EVENT OF A DISPUTE BETWEEN FRANCHISOR AND FRANCHISEE EACH SHALL BE LIMITED SOLELY TO THE RECOVERY OF ANY ACTUAL DAMAGES SUSTAINED BY THE NON-BREACHING PARTY.

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WING ZONE FA (FINAL 2021)

FUTURE LABS IX, INC.

EAST	36

19.            Entire Agreement. This Agreement shall supersede all prior agreements, representations, warranties and understandings between the parties, except that nothing in this Agreement is intended to disclaim any representations made in the Franchise Disclosure Document. Any modification or waiver of any other of the provisions of this Agreement shall be effective only if made in writing and signed with the same formality as this Agreement. The rights and interest of Franchisee under this Agreement are and shall remain personal to Franchisee.

20.            Severability. In the event any one (1) or more of the sections or clauses contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, this Agreement shall be construed as though such invalid, illegal or unenforceable provision had never been contained in this Agreement, and there shall be deemed substituted such other provision as will most nearly accomplish the intent of the parties if permitted by applicable law.

21.            Governing Law. This Agreement is a Nevada contract and is to be interpreted and construed in accordance with the laws of the State of Nevada, without regard to its conflict of laws rules, except that any Nevada law regulating the offer or sale of franchises, business opportunities, or similar interests, or governing the relationship between a franchisor and a franchisee or any similar relationship, will not apply unless its jurisdictional requirements are met independently without reference to this Section.

22.            Survival. This Agreement shall survive the death of the parties and the death of the heirs, executors and/or assigns, personal representatives and successors-in-interests of the parties.

23.            Legal Counsel. Each party acknowledges that it has either received independent legal advice before signing this Agreement or has been advised of its rights to have the same and has elected not to retain an attorney. Each of the parties further declares that it has signed this Agreement freely and voluntarily.

24.            Cooperation. The parties agree to sign any and all documents, papers or other writings that are necessary to give full force and effect to this Agreement.

25.            Waiver of Obligations and Force Majeure. Franchisor and Franchisee may in writing unilaterally waive or reduce any contractual obligation or restriction upon the other, effective upon delivery of written notice to the other or another effective date stated in the waiver notice. However, no interpretation, change, termination, or waiver of any provision of this Agreement will bind Franchisor unless in writing, signed by one of Franchisor’s officers, and specifically identified as an amendment to this Agreement. No modification, waiver, termination, discharge, or cancellation of this Agreement affects the right of any party to this Agreement to enforce any claim or right under this Agreement, whether or not liquidated, which occurred before the date of such modification, waiver, termination, discharge, or cancellation. Any waiver granted is without prejudice to any other rights Franchisor or Franchisee has, is subject to continuing review, and may be revoked at any time and for any reason effective upon delivery of ten (10) days’ prior written notice.

Franchisor and Franchisee will not waive or impair any right, power, or option this Agreement reserves (including Franchisor’s right to demand Franchisee’s strict compliance with every term, condition, and covenant or to declare any breach to be a default and to terminate this Agreement before the Initial Term expires) because of any custom or practice varying from this Agreement’s terms; Franchisor’s or Franchisee’s failure, refusal, or neglect to exercise any right under this Agreement or to insist upon the other’s compliance with this Agreement, including Franchisee’s compliance with any of Franchisor’s standards and specifications; Franchisor’s waiver of or failure to exercise any right, power, or option, whether of the same, similar, or different nature, with other WING ZONE Restaurants; the existence of franchise agreements for other WING ZONE Restaurants containing provisions differing from those contained in this Agreement; or Franchisor’s acceptance of any payments from Franchisee after any breach of this Agreement. No special or restrictive legend or endorsement on any payment or similar item given to Franchisor will be a waiver, compromise, settlement, or accord and satisfaction. Franchisor may remove any legend or endorsement, which will have no effect.

INITIALS: ______: ______

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Neither Franchisor nor Franchisee will be liable for loss or damage or be in breach of this Agreement if its failure to perform obligations results from: (i) acts of God; (ii) fires, strikes, embargoes, war, terrorist acts or similar events, or riot; (iii) compliance with the orders, requests, or regulations of any federal, state, or municipal government; or (iv) any other similar event or cause. Any delay resulting from these causes will extend performance accordingly or excuse performance, in whole or in part, as may be reasonable. However, these causes will not excuse payment of amounts owed at the time of the occurrence or payment of amounts due afterward. Under no circumstances do any financing delays, difficulties, or shortages excuse Franchisee’s failure to perform or delay in performing its obligations under this Agreement.

26.            Arbitration of Disputes. The parties agree that, if any disputes cannot be resolved directly between Franchisee and Franchisor, any action arising out of or relating to this Agreement, the making, performance or interpretation of this Agreement, or the relationship between the parties shall be resolved, except as elsewhere expressly provided in this Agreement, by binding arbitration, on demand of either party, in accordance with the Federal Arbitration Act under the Commercial Arbitration Rules then prevailing of the American Arbitration Association, including, without limitation, the Optional Rules for Emergency Measures of Protection (“AAA”), and not under any state arbitration laws. All proceedings during the arbitration that require the parties’ physical presence will be conducted at a suitable location that is within ten (10) miles of where Franchisor has its principal business address when the arbitration demand is filed. The arbitrator will have no authority to select a different hearing locale other than as described in the prior sentence. Judgment on the arbitration award may be entered in any court of competent jurisdiction. Franchisee and Franchisor agree that arbitration shall be conducted on an individual basis, and may not be conducted on a class-wide, joint, or consolidated basis. The Federal Arbitration Act shall apply to all arbitration questions. Any award by the arbitrator(s) shall be final, binding and non-appealable, except for errors of law. Unless the parties agree in writing at the time an arbitration proceeding is commenced to the identity of a single arbitrator, each party shall select one (1) arbitrator and the two (2) arbitrators selected shall select a third arbitrator. The third arbitrator selected shall serve as the sole arbitrator in the matter and shall have at least ten (10) years of experience in practicing franchise law as being her or his primary area of practice and her or his decision shall be binding. Franchisee understands that by agreeing to arbitrate it gives up jury and appeal and other rights it might have in court. Franchisee knowingly and voluntarily waives any right to litigate any dispute relating to this Agreement (except as otherwise provided in this Agreement). Franchisee further knowingly and voluntarily waives any right to arbitrate any dispute relating to this Agreement outside of ten (10) miles of where Franchisor has its principal business address when the arbitration demand is filed.

With understanding of the provisions of the above paragraph, Franchisee agrees that Franchisor, at its option, will have the right to seek preliminary injunctive relief from a court of competent jurisdiction to restrain any conduct by Franchisee in the development or operation of the Franchised Restaurant that could materially damage the goodwill associated with the Marks, provided that if Franchisee counters by initiating AAA arbitration in the required forum, Franchisor agrees to arbitrate the entire dispute from that point on, except preliminary injunctive relief (and permanent injunctive relief also, if Franchisee will not agree that the preliminary injunction shall remain effective indefinitely until the arbitrator shall dissolve it), leaving the court action pending, if it chooses, to facilitate enforcement. Franchisee agrees Franchisor will not be required to post a bond to obtain any injunctive relief with respect to use of the Marks or use of Franchisor’s trade secrets, including, but not limited to, recipes and/or food preparation techniques.

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FRANCHISOR AND FRANCHISEE (AND FRANCHISEE’S OWNERS AND GUARANTORS) IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY AND THE RIGHT TO PARTICIPATE IN ANY CLASS ACTION, WHETHER AT LAW OR IN EQUITY, BROUGHT BY FRANCHISOR AND/OR FRANCHISEE. FRANCHISOR AND FRANCHISEE (AND FRANCHISEE’S OWNERS AND GUARANTORS) ACKNOWLEDGE THAT THEY MAKE THIS WAIVER KNOWINGLY, VOLUNTARILY, WITHOUT DURESS, AND ONLY AFTER CONSIDERING THIS WAIVER’S RAMIFICATIONS.

27.            Consent to Jurisdiction. Subject to the arbitration obligations in Section 26, Franchisee and its owners agree that all judicial actions brought by Franchisor against Franchisee or its owners, or by Franchisee or its owners against Franchisor, its affiliates, or their respective owners, officers, directors, agents, or employees, must be brought exclusively in the state or federal court of general jurisdiction located closest to where Franchisor has its principal business address when the action is commenced. Franchisee and each of its owners irrevocably submit to the jurisdiction of such courts and waive any objection they might have to either jurisdiction or venue. Despite the foregoing, Franchisor may bring an action seeking a temporary restraining order or temporary or preliminary injunctive relief, or to enforce an arbitration award, in any federal or state court in the state in which Franchisee resides or the Franchised Restaurant is located.

28.            Limitations on Recovery. Franchisee agrees that the only person or entity from which it may seek damages or any remedy for any dispute arising under this Agreement, including the breach of this Agreement, is the Franchisor, its successors or assigns. Franchisee agrees that it will not name Franchisor’s shareholders, directors, officers, employees or agents in any arbitration or legal action. Franchisee acknowledges that Franchisor has relied on Franchisee’s agreement to the provisions of this Section 28 in signing this Agreement.

29.            Indemnification. As used in this Section, the phrase “Losses and Expenses” shall include, all losses, compensatory, exemplary or punitive damages, fines, charges, costs, lost profits, attorneys’ fees, accountants’ fees, expert witness fees, expenses, court costs, settlement amounts, judgments, compensation for damages to Franchisor’s reputation and goodwill, costs of or resulting from delays, financing, costs of advertising material and media time/space and costs of changing, substituting or replacing the same, and any and all expenses of recall, refunds, compensation, public notices and other such amounts incurred in connection with the matters described.

29.1            Franchisor shall not be liable by reason of any act or omission of Franchisee in its conduct of the operation of its Franchised Restaurant or for any claim, cause of action or judgment arising therefrom against Franchisee or Franchisor. Franchisee agrees to hold harmless, defend and indemnify Franchisor and its owners, officers, directors, agents and employees (“Indemnitees”) from and against any and all Losses and Expenses arising out of or in connection with any claim or cause of action in which Franchisor shall be a named defendant and which arises, directly or indirectly, out of the operation of, or in connection with, the Franchised Restaurant or Franchisee’s activities under this Agreement, other than a claim resulting directly from Franchisor’s gross negligence.

Franchisee shall promptly pay to Franchisor an amount equal to all taxes levied or assessed, including unemployment taxes, sales taxes, use taxes, withholding taxes, excise taxes, personal property taxes, intangible property taxes, gross receipt taxes, taxes on royalties or any similar taxes or levies, imposed upon or required to be collected or paid by Franchisor or Franchisor’s affiliates by reason of the furnishing of products, intangible property (including trademarks and trade names) or services by Franchisor to Franchisee through the sale, license or lease of property or property rights provided by this Agreement.

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29.2            Franchisee shall promptly notify Franchisor of any action, suit, proceeding, claim, demand, inquiry or investigation as described in Section 29.1. If Franchisor is or may be named as a party in any such action, Franchisor may elect (but under no circumstances will be obligated) to undertake the defense and/or settlement thereof. No such undertaking by Franchisor shall, in any manner or form, diminish Franchisee’s obligation to indemnify the Indemnitees and to hold them harmless.

29.3            With respect to any action, suit, proceeding, claim, demand, inquiry or investigation, Franchisor may, at any time and without notice, in order to protect persons or property or the reputation or goodwill of Franchisor or others, order, consent or agree to any settlement or take any remedial or corrective action as Franchisor deems expedient, if, in Franchisor’s sole judgment, there are reasonable grounds to believe that:

(a)            any of the acts or circumstances enumerated in Section 29.1 have occurred; or

(b)            any act, error or omission of Franchisee may result directly or indirectly in damage, injury or harm to any person or any property.

29.4            All Losses and Expenses incurred under this Section 29 shall be chargeable to and paid by Franchisee based on its obligations of indemnity hereunder, regardless of any actions, activity or defense undertaken by Franchisor or the subsequent success or failure of such actions, activity or defense.

29.5            Under no circumstances shall the Indemnities be required or obligated to seek recovery from third parties or otherwise mitigate their losses to maintain a claim against Franchisee. Franchisee agrees that the failure to pursue such recovery or mitigate loss will in no way reduce the amounts recoverable by the Indemnitees from Franchisee.

29.6            The Indemnitees assume no liability whatsoever for any acts, errors or omissions of any persons with whom Franchisee may contract, regardless of the purpose. Franchisee shall hold harmless and indemnify the Indemnitees and each of them for all Losses and Expenses that may arise out of any acts, errors or omissions of such third parties with whom Franchisee may contract.

30.            Set-off Rights. At all times, Franchisor may set off any amounts Franchisee or its owners owe Franchisor or its affiliates against any amounts that Franchisor or its affiliates owe Franchisee or its owners, whether in connection with this Agreement or otherwise. Franchisor and its affiliates have no obligation to pay Franchisee or its owners any monies until Franchisor’s and its affiliates’ set-off rights have been fully quantified.

31.            Notices. All acceptances, approvals, requests, notices, and reports required or permitted under this Agreement will not be effective unless in writing and delivered to the party entitled to receive the notice in accordance with this Section 31. All such acceptances, approvals, requests, notices, and reports will be deemed delivered at the time delivered by hand; or one (1) business day after deposit with a nationally-recognized commercial courier service for next business day delivery; or three (3) business days after placement in the United States Mail by Registered or Certified Mail, Return Receipt Requested, postage prepaid; and must be addressed to the party to be notified as follows: Franchisor will address notices to Franchisee at the location of the Franchised Restaurant that Franchisee is operating, or to the address at the start of this Agreement (until Franchisee designates a different address), or to the Managing Owner’s address, at Franchisor’s option. All notices to Franchisor shall be addressed to WZ Franchise, LLC, 6056 S. Durango Drive, Suite 100, Las Vegas, NV 89113. Payments and certain information and reports Franchisee must send Franchisor under this Agreement will be deemed delivered on any of the applicable dates described above or, if earlier, when Franchisor actually receives them electronically (all payments, information, and reports must be received on or before their due dates in the form and manner specified in this Agreement). Notices will be addressed to the addresses above unless and until a different address has been designated by written notice to the other party.

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WING ZONE FA (FINAL 2021)

FUTURE LABS IX, INC.

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32.            Independent Contractors. This Agreement does not create a fiduciary relationship between Franchisee and Franchisor (or any of its affiliates). Franchisee has no authority, express or implied, to act as an agent for Franchisor or its affiliates for any purpose. Franchisee is, and will remain, an independent contractor responsible for all obligations and liabilities of, and for all losses or damages to, the Franchised Restaurant and its assets, including any personal property, equipment, fixtures, or real property, and for all claims or demands based on damage to or destruction of property or based on injury, illness, or death of any person resulting directly or indirectly from the Franchised Restaurant’s operation.

Franchisor and Franchisee are entering this Agreement with the intent and expectation that they are and will be independent contractors. Further, Franchisor and Franchisee are not and do not intend to be partners, joint venturers, associates, or employees of the other in any way, and Franchisor (and its affiliates) will not be construed to be jointly liable for any of Franchisee’s acts or omissions under any circumstances. Franchisor (and its affiliates) are not the employer or joint employer of the Franchised Restaurant’s employees. Franchisee’s Managing Owner is solely responsible for managing and operating the Franchised Restaurant and supervising its employees. Franchisee agrees to identify itself conspicuously in all dealings with customers, suppliers, public officials, Franchised Restaurant personnel, and others as the Franchised Restaurant’s owner, operator, and manager under a franchise Franchisor has granted and to place notices of independent ownership at the Franchised Restaurant and on the forms, business cards, stationery, advertising, e-mails, and other materials Franchisor requires from time to time.

Franchisor (and its affiliates) will not exercise direct or indirect control over the working conditions of Franchised Restaurant personnel, except to the extent such indirect control is related to Franchisor’s legitimate interest in protecting the quality of its products, services, or brand. Franchisor (and its affiliates) does not share or codetermine the employment terms and conditions of the Franchised Restaurant’s employees and does not affect matters relating to the employment relationship between Franchisee and the Franchised Restaurant’s employees, such as employee selection, promotion, termination, hours worked, rates of pay, other benefits, work assigned, discipline, adjustment of grievances and complaints, and working conditions. To that end, Franchisee must notify Franchised Restaurant personnel that Franchisee is their employer and that Franchisor, as the franchisor of WING ZONE Restaurants, and its affiliates are not their employer or joint employer and do not engage in any employer-type activities for which only franchisees are responsible, such as employee selection, promotion, termination, hours worked, rates of pay, other benefits, work assigned, discipline, adjustment of grievances and complaints, and working conditions. Franchisee also must obtain an acknowledgment (in the form Franchisor specifies or approves) from all Franchised Restaurant employees that Franchisee (and not Franchisor or its affiliates) are their employer.

33.            Franchisee Representations.

33.1            FRANCHISEE ACKNOWLEDGES THAT IT HAS CONDUCTED AN INDEPENDENT INVESTIGATION OF THE PROPOSED FRANCHISE AND RECOGNIZES THAT THE BUSINESS VENTURE CONTEMPLATED BY THIS AGREEMENT INVOLVES BUSINESS RISKS AND THAT ITS SUCCESS WILL BE LARGELY DEPENDENT UPON THE ABILITY OF FRANCHISEE AS AN INDEPENDENT BUSINESSPERSON OR BUSINESS. FRANCHISOR EXPRESSLY DISCLAIMS THE MAKING OF, AND FRANCHISEE ACKNOWLEDGES THAT IT HAS NOT RECEIVED, ANY WARRANTY, GUARANTEE OR REPRESENTATION OTHER THAN THOSE DESCRIBED IN THE FRANCHISE DISCLOSURE DOCUMENT, EXPRESS OR IMPLIED, FROM ANY EMPLOYEE OR AGENT OF FRANCHISOR AS TO THE POTENTIAL SALES VOLUMES, PROFITS OR LEVEL OF SUCCESS OF THE BUSINESS VENTURE CONTEMPLATED BY THIS AGREEMENT OR THE SUITABILITY OF THE ACCEPTED LOCATION OF THE FRANCHISED RESTAURANT. FRANCHISOR HAS NOT REPRESENTED THAT: (I) FRANCHISEE WILL EARN, CAN EARN OR IS LIKELY TO EARN A GROSS OR NET PROFIT; (II) FRANCHISOR HAS KNOWLEDGE OF THE RELEVANT MARKET; OR (III) THE MARKET DEMAND WILL ENABLE FRANCHISEE TO EARN A PROFIT FROM THE FRANCHISED RESTAURANT.

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33.2            FRANCHISEE ACKNOWLEDGES THAT IT RECEIVED A COPY OF THE FRANCHISE DISCLOSURE DOCUMENT, THE ATTACHMENTS TO IT AND THE AGREEMENTS RELATED TO IT, IF ANY, AT LEAST FIFTEEN (15) CALENDAR DAYS (AND, IN TRANSACTIONS INVOLVING IOWA, MICHIGAN, AND NEW YORK, AT LEAST TEN (10) BUSINESS DAYS) BEFORE THE DATE ON WHICH THIS AGREEMENT WAS SIGNED.

33.3            FRANCHISEE ACCEPTS THE TERMS, CONDITIONS AND COVENANTS CONTAINED IN THIS AGREEMENT AS BEING REASONABLE AND NECESSARY TO MAINTAIN FRANCHISOR’S STANDARDS OF QUALITY, SERVICE AND UNIFORMITY AND TO PROTECT AND PRESERVE THE GOODWILL OF THE MARKS. FRANCHISEE ACKNOWLEDGES THAT OTHER FRANCHISEES OF FRANCHISOR HAVE BEEN OR WILL BE GRANTED FRANCHISES AT DIFFERENT TIMES AND IN DIFFERENT SITUATIONS. FRANCHISEE FURTHER ACKNOWLEDGES THAT THE PROVISIONS OF THE FRANCHISE AGREEMENTS BASED ON WHICH SUCH FRANCHISES WERE GRANTED MAY VARY MATERIALLY FROM THOSE CONTAINED IN THIS AGREEMENT AND THAT FRANCHISEE’S OBLIGATION ARISING HEREUNDER MAY DIFFER SUBSTANTIALLY FROM OTHER FRANCHISEES.

33.4            FRANCHISEE RECOGNIZES THAT THE SYSTEM MAY EVOLVE AND CHANGE OVER TIME AND THAT THE LICENSE AND OPERATION OF THE FRANCHISED RESTAURANT INVOLVE SUBSTANTIAL RISK AND ITS SUCCESS IS DEPENDENT PRIMARILY UPON THE BUSINESS ACUMEN AND EFFORTS OF FRANCHISEE AND OTHER FACTORS BEYOND FRANCHISOR’S CONTROL. FRANCHISEE HAS CONDUCTED AN INDEPENDENT INVESTIGATION OF THE FRANCHISE AND HAD AMPLE TIME AND OPPORTUNITY TO CONSULT WITH INDEPENDENT PROFESSIONAL ADVISORS, INCLUDING LAWYERS AND ACCOUNTANTS, AND HAS NOT RELIED UPON ANY EXPRESS OR IMPLIED GUARANTEE AS TO POTENTIAL VOLUMES, REVENUES, PROFITS OR SUCCESS OF THE BUSINESS VENTURE CONTEMPLATED BY FRANCHISEE. EVEN THOUGH THIS AGREEMENT CONTAINS PROVISIONS REQUIRING FRANCHISEE TO OPERATE THE FRANCHISED RESTAURANT IN COMPLIANCE WITH FRANCHISOR’S SYSTEM: (1) FRANCHISOR DOES NOT HAVE ACTUAL OR APPARENT AUTHORITY TO CONTROL, DIRECTLY OR INDIRECTLY, THE DAY-TO-DAY CONDUCT AND OPERATION OF FRANCHISEE’S BUSINESS OR EMPLOYMENT DECISIONS; AND (2) FRANCHISEE AND FRANCHISOR DO NOT INTEND FOR FRANCHISOR OR FRANCHISOR’S AFFILIATES TO INCUR ANY LIABILITY IN CONNECTION WITH OR ARISING FROM ANY ASPECT OF FRANCHISOR’S SYSTEM OR FRANCHISEE’S USE OF THE SYSTEM OR THE OPERATION OF THE FRANCHISED RESTAURANT, WHETHER OR NOT IN ACCORDANCE WITH THE REQUIREMENTS OF THE MANUAL.

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33.5            FRANCHISEE ACKNOWLEDGES THAT THE PRESIDENT OF THE UNITED STATES OF AMERICA HAS ISSUED EXECUTIVE ORDER 13224 (THE “EXECUTIVE ORDER”) PROHIBITING TRANSACTIONS WITH TERRORISTS AND TERRORIST ORGANIZATIONS AND THAT THE GOVERNMENT OF THE UNITED STATES HAS ADOPTED AND MAY IN THE FUTURE ADOPT OTHER ANTI-TERRORISM MEASURES (THE “ANTI-TERRORISM MEASURES”). FRANCHISOR THEREFORE REQUIRES CERTAIN REPRESENTATIONS AND WARRANTIES THAT THE PARTIES WITH WHOM IT DEALS ARE NOT DIRECTLY OR INDIRECTLY INVOLVED IN TERRORISM. THEREFORE, FRANCHISEE HEREBY REPRESENTS AND WARRANTS THAT NEITHER FRANCHISEE NOR ANY OF ITS EMPLOYEES, AGENTS, REPRESENTATIVES OR, AS APPLICABLE, ITS PRINCIPALS, MEMBERS, OFFICERS OR DIRECTORS, NOR ANY OTHER PERSON OR ENTITY ASSOCIATED WITH FRANCHISEE (EACH, INDIVIDUALLY, A “FRANCHISEE PARTY” AND COLLECTIVELY, THE “FRANCHISEE PARTIES”) IS:

(a)            A PERSON OR ENTITY LISTED IN THE ANNEX TO THE EXECUTIVE ORDER;

(b)            A PERSON OR ENTITY OTHERWISE DETERMINED ACCORDING TO THE EXECUTIVE ORDER TO HAVE COMMITTED ACTS OF TERRORISM OR TO POSE A SIGNIFICANT RISK OF COMMITTING ACTS OF TERRORISM (SUCH A PERSON OR ENTITY AND THOSE PERSONS AND ENTITIES LISTED IN THE ANNEX TO THE EXECUTIVE ORDER ARE REFERRED TO IN THIS AGREEMENT AS “TERRORISTS”);

(c)            A PERSON OR ENTITY WHO ASSISTS, SPONSORS OR WHO SUPPORTS TERRORISTS OR ACTS OF TERRORISM (“SPONSORS OF TERRORISM”); OR

(d)            OWNED OR CONTROLLED BY TERRORISTS OR SPONSORS OF TERRORISM.

FURTHERMORE, FRANCHISEE REPRESENTS AND WARRANTS THAT NEITHER FRANCHISEE NOR ANY FRANCHISEE PARTY WILL, DURING THE TERM OF THIS AGREEMENT, BECOME A PERSON OR ENTITY DESCRIBED IN CLAUSES (a)–(d) ABOVE.

33.6            FRANCHISEE UNDERSTANDS FRANCHISOR RETAINS THE ABSOLUTE RIGHT TO ENTER INTO AGREEMENTS WITH OTHER FRANCHISEES THAT MAY CONTAIN DIFFERENT TERMS THAN THOSE CONTAINED HEREIN OR TO FORGIVE, ABATE OR REDUCE FRANCHISE FEES AND MARKETING FUND OR LOCAL ADVERTISING COOPERATIVE CONTRIBUTIONS IN SUCH MANNER AS FRANCHISOR DEEMS IN FRANCHISOR’S BUSINESS JUDGMENT TO BE THE PROPER WAY TO PROCEED.

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IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.

WZ FRANCHISE, LLC:

By:

Name: David Bloom

Title: Chief Operating Officer

Date:

FRANCHISEE:

FUTURE LABS IX, INC.

By:

Name: Buck Jordan

Title: CEO

Date:

By:

Name: Kevin Morris

Title: CFO

Date:

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EXHIBIT A – to the Franchise Agreement

SITE SELECTION ADDENDUM

[INTENTIONALLY LEFT BLANK]

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EAST	Exhibit A-1

Exhibit 1 – to the Site Selection Addendum

WZ FRANCHISE, LLC

RIDER

TO THAT CERTAIN LEASE

DATED ___________, 20___

(THE “FORM LEASE”)

BETWEEN

_____________________ A(N) _____________________
AS LANDLORD

AND

_____________________ A(N) _____________________
AS TENANT

FOR THE PREMISES (“PREMISES”) KNOWN AS: _____________________

In the event of a conflict between the terms and conditions set forth within this Rider and the terms and conditions set forth in the Form Lease to which this Rider is attached, the terms and conditions set forth within this Rider shall govern and control.

1.            Permitted Use. The Premises are leased to Tenant for the operation of a franchised restaurant which sells chicken wings, boneless wings, chicken sandwiches, chicken tenders, related food products, beverage products, and ancillary merchandise. The Tenant may also use the Premises for promotions, celebrations, meetings, and other group functions where Tenant’s services and products will be offered or sold.

2.            Signage. Despite anything contained within the Form Lease to the contrary, Tenant shall, subject to the requirements of local law, have the right to utilize its standard signage and other proprietary marks and identification on both the exterior and within the interior of the Premises as approved by WZ FRANCHISE, LLC, a Georgia limited liability company and franchisor of the WING ZONE concept (“Franchisor”).

3.            Assignment and Subletting. Landlord’s consent to an assignment of the Form Lease or subletting of the Premises shall not be required in connection with an assignment or subletting as a part of a merger, reorganization or sale of all or substantially all of Tenant’s assets or business permitted by Franchisor under its Franchise Agreement with Tenant or an assignment or sublet to the Franchisor, any parent, subsidiary or permitted affiliated corporation of Tenant or Franchisor, or another WING ZONE franchisee. Landlord shall approve as an assignee or sublessee any tenant who has become a transferee of the Franchise Agreement as a result of a permitted merger, reorganization or sale of all or substantially all of Tenant’s assets. Tenant shall also have the right, without the consent of Landlord, to assign this Lease to a company incorporated or to be incorporated by Tenant or a partnership formed or to be formed by Tenant, provided that Tenant owns or beneficially controls a majority of the issued and outstanding shares of capital stock of the company or is the managing general partner of the partnership and such company or partnership operates a WING ZONE Restaurant under a Franchise Agreement with Franchisor.

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EAST	Exhibit 1-1

4.            Notices; Opportunity to Cure. Copies of any demand letters, default notices or other similar notices of non-compliance (“Notice”) sent by Landlord to Tenant shall also be sent to Franchisor at the following address:

David Bloom
WZ FRANCHISE, LLC
6056 S. Durango Drive, Suite 100
Las Vegas, NV 89113

In the event Tenant fails to cure or otherwise remedy the subject matter of the Notice, Landlord shall grant Franchisor the identical period of time in which to cure same (said cure period to commence immediately upon written notice from Landlord to Franchisor (at the address set forth in this Agreement) that Tenant has failed to cure in a timely manner) and Landlord agrees to accept the performance of Franchisor within said period of time as performance by Tenant according to the terms of the Form Lease.

5.            Option to Lease. Landlord hereby agrees that, in the event of (a) the termination or expiration of the Franchise Agreement by and between Tenant and Franchisor; (b) the termination of the Form Lease for any cause whatsoever including, without limitation, a default by Tenant under the Form Lease after expiration of any applicable notice and cure periods; or (c) Tenant’s failure to exercise any extension option contained in the Form Lease, Franchisor shall have the option to lease the Premises according to the same terms and conditions as are contained in the Form Lease, in accordance with the following:

(a)            Landlord agrees to promptly give written notice to Franchisor (at the address set forth in this Agreement) in the event the Form Lease is terminated as the result of a default by Tenant or in the event Tenant fails to exercise any remaining options to extend the term of the Form Lease;

(b)            If Franchisor elects to lease the Premises, Franchisor shall notify Landlord in writing of its election to exercise this option to lease within 30 days after (1) termination or expiration of the Franchise Agreement; (2) Franchisor’s receipt of notice from Landlord that the Form Lease has been terminated; or (3) receipt of notice from Landlord that Tenant has failed to exercise an option to extend the term of the Form Lease;

(c)            If Franchisor elects to lease the Premises, Franchisor shall sign and deliver to Landlord a lease containing all of the same terms and conditions (including rental rates, terms and remaining options to extend the term of the Lease) as are contained in the Lease; provided, however, that Franchisor’s leasehold interest shall not be subject to any defaults or claims that may exist between Landlord and Tenant and any lease shall permit Franchisor to assign the lease or sublease the Premises to a franchisee of Franchisor for use as a WING ZONE franchised location; at which point, the new franchisee shall sign and deliver to Landlord a lease containing all of the same terms and conditions (including rental rates, terms and remaining options to extend the term of the Lease) as are contained in the Lease, and Franchisor shall be released from any and all liability under the lease; and

(d)            Nothing contained in this Agreement shall affect Landlord’s right to recover any and all amounts due under the Form Lease from Tenant or to exercise any right of Landlord against Tenant as provided under the Form Lease.

INITIALS: ______: ______

WING ZONE FA (FINAL 2021)

FUTURE LABS IX, INC.

EAST	Exhibit 1-2

Landlord acknowledges that it may not, without Franchisor’s approval, allow Tenant to effect any disposition of the Premises as a result of which Tenant relinquishes the right to possess the Premises, including a proposed lease assignment, sublet of the Premises, sale or other conveyance of possessory rights to the Premises (whether or not with a formal lease assignment or sublet), or negotiated termination of the lease with Landlord or other event that enables another party to take over possession of the premises other than for the operation of a WING ZONE Restaurant.

6.            De-identification. Landlord and Tenant hereby acknowledge that in the event the Franchise Agreement expires or is terminated, Tenant is obligated under the Franchise Agreement to take certain steps to de-identify the location as a WING ZONE Franchised Restaurant operated by Tenant. Landlord agrees to cooperate fully with Franchisor in enforcing the provisions of the Franchise Agreement against Tenant, including allowing Franchisor, its employees and agents to enter and remove signs, decor and materials bearing or displaying any marks, designs or logos of Franchisor; provided, however, that Landlord shall not be required to bear any expense thereof. Tenant agrees that if Tenant fails to de-identify the Premises promptly upon termination or expiration as required under the Franchise Agreement, Franchisor may cause all required de -identification to be completed at Tenant’s sole cost and expense.

7.            Assignment of Interest. This Rider is binding and shall inure to the benefit of Landlord, Tenant and Franchisor, their assigns and successors-in-interest. The Franchisor is an intended beneficiary of this Rider with the full right to enforce its terms against both Tenant and Landlord.

LANDLORD:	TENANT:

By:	By:
Its:	Its:
Date:	Date:

Agreed to:

FRANCHISOR:

WZ FRANCHISE, LLC

By:
Name:
Title:
Date:

INITIALS: ______: ______

WING ZONE FA (FINAL 2021)

FUTURE LABS IX, INC.

EAST	Exhibit 1-3

Exhibit 2 – to the Site Selection Addendum

ACCEPTED LOCATION

The Accepted Location will be at:

TBD

AGREED TO BY:
FRANCHISEE:	FRANCHISOR:

FUTURE LABS IX, INC.	WZ FRANCHISE, LLC

By:	By:

Title: CEO	Title: COO & CDO

Date:	Date:

INITIALS: ______: ______

WING ZONE FA (FINAL 2021)

FUTURE LABS IX, INC.

EAST	Exhibit 2-1

EXHIBIT B – to the Franchise Agreement

FRANCHISE GUARANTY AGREEMENT

THIS FRANCHISE GUARANTY AGREEMENT is given this date               , by each of the undersigned parties.

In consideration of, and as an inducement to, the execution of that certain Franchise Agreement (the “Agreement”) on this date by WZ FRANCHISE, LLC (“Franchisor”), each of the undersigned personally and unconditionally (a) guarantees to Franchisor and its successors and assigns, for the term of the Agreement (including extensions) and afterward as provided in the Agreement, that FUTURE LABS IX, INC. (“Franchisee”) will punctually pay and perform each and every undertaking, agreement, and covenant set forth in the Agreement (including any amendments or modifications of the Agreement) and (b) agrees to be personally bound by, and personally liable for the breach of, each and every provision in the Agreement (including any amendments or modifications of the Agreement), including (i) monetary obligations, (ii) obligations to take or refrain from taking specific actions and to engage or refrain from engaging in specific activities, including, but not limited to, the non-competition, confidentiality, and transfer requirements, and (iii) the enforcement and other provisions in the Agreement, including the arbitration provision.

Each of the undersigned consents and agrees that: (1) his or her direct and immediate liability under this Guaranty will be joint and several, both with Franchisee and among other guarantors; (2) he or she will render any payment or performance required under the Agreement upon demand if Franchisee fails or refuses punctually to do so; (3) this liability will not be contingent or conditioned upon Franchisor’s pursuit of any legal or equitable remedies against Franchisee or any other person; (4) this liability will not be diminished, relieved, or otherwise affected by any extension of time, credit, or other indulgence which Franchisor may from time to time grant to Franchisee or to any other person, including, without limitation, the acceptance of any partial payment or performance or the compromise or release of any claims (including the release of other guarantors), none of which will in any way modify or amend this Guaranty, which will continue and be irrevocable during the term of the Agreement (including extensions) and afterward, for so long as any performance is or might be owed under the Agreement by Franchisee or its owners, and for so long as Franchisor has any cause of action against Franchisee or its owners; and (5) this Guaranty will continue in full force and effect for (and as to) any extension or modification of the Agreement and despite the transfer of any interest in the Agreement or Franchisee, and each of the undersigned waives notice of any and all renewals, extensions, modifications, amendments, or transfers.

Each of the undersigned waives: (i) all rights to payments and claims for reimbursement or subrogation which any of the undersigned may have against Franchisee arising as a result of the undersigned’s execution of and performance under this Guaranty, for the express purpose that none of the undersigned will be deemed a “creditor” of Franchisee under any applicable bankruptcy law with respect to Franchisee’s obligations to Franchisor; and (ii) acceptance and notice of acceptance by Franchisor of his or her undertakings under this Guaranty, all presentments, demands, and notices of demand for payment of any indebtedness or non-performance of any obligations hereby guaranteed, protest, notices of dishonor, and notice of default to any party with respect to the indebtedness or nonperformance of any obligations hereby guaranteed, and any other notices and legal or equitable defenses to which he or she may be entitled.

Franchisor has no present or future duty to the undersigned under this Guaranty, and each of the undersigned waives any right to claim or assert any such duty or obligation and to discover from Franchisor or require Franchisor to disclose to the undersigned any financial or other information concerning Franchisee, any other guarantor, or any collateral securing any of Franchisee’s obligations to Franchisor.

INITIALS: ______: ______

WING ZONE FA (FINAL 2021)

FUTURE LABS IX, INC.

EAST	Exhibit B-1

If Franchisor is required to enforce this Guaranty in a judicial or arbitration proceeding, and prevails in such proceeding, Franchisor is entitled to reimbursement of its costs and expenses, including, but not limited to, reasonable accountants’, attorneys’, attorneys’ assistants’, arbitrators’, and expert witness fees, costs of investigation and proof of facts, court costs, other litigation expenses, and travel and living expenses, whether incurred prior to, in preparation for, or in contemplation of the filing of any such proceeding. If Franchisor is required to engage legal counsel in connection with any failure by the undersigned to comply with this Guaranty, the undersigned must reimburse Franchisor for any of the above-listed costs and expenses Franchisor incurs even if Franchisor does not commence a judicial or arbitration proceeding.

IN WITNESS WHEREOF, each of the undersigned has affixed his or her signature on the same day and year as the Agreement was executed.

GUARANTOR(S)

[Signature of Guarantor]

Buck Jordan
[Print Name and Date]

[Signature of Guarantor]

Kevin Morris
[Print Name and Date]

[Signature of Guarantor]

[Print Name and Date]

INITIALS: ______: ______

WING ZONE FA (FINAL 2021)

FUTURE LABS IX, INC.

EAST	Exhibit B-2

EXHIBIT C – to the Franchise Agreement

SPOUSAL CONSENT

[INTENTIONALLY LEFT BLANK]

INITIALS: ______: ______

WING ZONE FA (FINAL 2021)

FUTURE LABS IX, INC.

EAST	Exhibit C-1